                                                                  Execution Copy

                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER

                           Dated as of August 28, 2001

                                  By and Among

                    ALLIED RISER COMMUNICATIONS CORPORATION,

                        COGENT COMMUNICATIONS GROUP, INC.

                                       And

                        AUGUSTUS CAESAR MERGER SUB, INC.





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



                                TABLE OF CONTENTS


                                                                                                               PAGE
ARTICLE 1. The Merger.............................................................................................2

         Section 1.01  The Merger.................................................................................2
         Section 1.02  Reverse Stock Split........................................................................2
         Section 1.03  Closing....................................................................................2
         Section 1.04  Effective Time.............................................................................2
         Section 1.05  Effects of the Merger......................................................................2
         Section 1.06  Certificates of Incorporation and Bylaws...................................................2
         Section 1.07  Board of Directors and Officers of the Surviving Corporation...............................3

ARTICLE 2. Effect of the Merger on the Capital Stock of the  Constituent Corporations; Exchange of Certificates...3

         Section 2.01  Effect on Capital Stock....................................................................3
         Section 2.02  Exchange of Certificates...................................................................4
         Section 2.03  Stock Options..............................................................................6
         Section 2.04  Restricted Stock; ESPP.....................................................................7
         Section 2.05  Warrants...................................................................................7
         Section 2.06  Appraisal Rights...........................................................................7

ARTICLE 3. Representations and Warranties.........................................................................8

         Section 3.01  Representations and Warranties of Parent and Merger Sub....................................8
         Section 3.02  Representations and Warranties of the Company.............................................18

ARTICLE 4. Covenants Relating to Conduct of Business.............................................................23

         Section 4.01  Conduct of Business.......................................................................23
         Section 4.02  No Solicitation...........................................................................26

ARTICLE 5. Additional Agreements.................................................................................28

         Section 5.01  Preparation of the Form S-4 and the Company Proxy Statement; Company Stockholders'
                       Meeting...................................................................................28
         Section 5.02  Letters of the Company's Accountants......................................................29
         Section 5.03  Letters of Parent's Accountants...........................................................29
         Section 5.04  Access to Information; Confidentiality....................................................30
         Section 5.05  Reasonable Best Efforts...................................................................30
         Section 5.06  Employee Benefits.........................................................................31
         Section 5.07  Indemnification, Exculpation and Insurance................................................31
         Section 5.08  Fees and Expenses.........................................................................32
         Section 5.09  Public Announcements......................................................................32
         Section 5.10  Affiliates................................................................................33

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
         Section 5.11  Listing or Nasdaq Quotation...............................................................33
         Section 5.12  Tax Treatment.............................................................................33
         Section 5.13  Further Assurances........................................................................33
         Section 5.14  Transfer Taxes............................................................................33
         Section 5.15  Series C Preferred Stock..................................................................33
         Section 5.16  Certain Insurance.........................................................................33

ARTICLE 6. Conditions Precedent..................................................................................34

         Section 6.01  Conditions to Each Party's Obligation To Effect the Merger................................34
         Section 6.02  Conditions to Obligations of the Company..................................................34
         Section 6.03  Conditions to Obligations of Parent.......................................................35
         Section 6.04  Frustration of Closing Conditions.........................................................36

ARTICLE 7. Termination, Amendment and Waiver.....................................................................36

         Section 7.01  Termination...............................................................................36
         Section 7.02  Effect of Termination.....................................................................37
         Section 7.03  Amendment.................................................................................38
         Section 7.04  Extension; Waiver.........................................................................38
         Section 7.05  Procedure for Termination, Amendment, Extension or Waiver.................................39

ARTICLE 8. General Provisions....................................................................................39

         Section 8.01  Nonsurvival of Representations and Warranties.............................................39
         Section 8.02  Notices...................................................................................39
         Section 8.03  Definitions...............................................................................40
         Section 8.04  Interpretation............................................................................41
         Section 8.05  Counterparts..............................................................................41
         Section 8.06  Entire Agreement; No Third-Party Beneficiaries............................................41
         Section 8.07  Governing Law.............................................................................41
         Section 8.08  Assignment................................................................................41
         Section 8.09  Enforcement...............................................................................42
         Section 8.10  Severability..............................................................................42


ANNEX I  Index of Defined Terms................................................................................AI-1

                                LIST OF EXHIBITS



Exhibit A         Form of Restated Certificate of Incorporation of Parent

Exhibit B         Form of Restated Bylaws of Parent

Exhibit C         Conversion Ratio

Exhibit D         Form of Rule 145 Letter

Exhibit E         Form of Lock-Up Agreement

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of August 28, 2001, by and among Allied Riser Communications Corporation, a Delaware corporation (the "Company"), Cogent Communications Group, Inc., a Delaware corporation ("Parent"), and Augustus Caesar Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub").

                                    RECITALS:

         A. The respective Boards of Directors of the Company, Parent and Merger Sub have approved this Agreement and declared advisable the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, and have determined that the Merger is in the best interests of each corporation and its respective stockholders;

         B. Upon any necessary approval by the stockholders of Parent and effective immediately prior to the Effective Time (as defined herein), Parent will effect a reverse stock split with respect to its then-outstanding shares of common stock, par value $.001 per share (the "Parent Common Stock"), such that each share of Parent Common Stock shall be converted into 0.1 of a share of Parent Common Stock (the "Reverse Stock Split"). Any fractional share which results from the Reverse Stock Split will be rounded up to the next whole share;

         C. Parent intends to issue shares of Series C Preferred Stock, substantially on the terms set forth in the Parent Restated Certificate (as defined herein) and Section 3.01(b) of Parent Disclosure Schedule (as defined herein) (such stock, "Series C Preferred Stock"), in a private placement to occur prior to the Effective Time;

         D. Each of the respective Boards of Directors of the Company, Parent and Merger Sub has determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and goals;

         E. The Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         F. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder and that this Agreement constitute a plan of reorganization.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   The Merger

         Section 1.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251 of the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         Section 1.02 Reverse Stock Split. Immediately prior to the Effective Time, subject to Parent Stockholder Approval (as defined herein), Parent shall effect the Reverse Stock Split.

         Section 1.03 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day (as defined herein) after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Parent's counsel, Latham & Watkins, 555 Eleventh Street, N.W., Washington, D.C. 20004.

         Section 1.04 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, Merger Sub shall file a certificate of merger pursuant to Section 251(c) of the DGCL (in any such case, the "Certificate of Merger") executed in accordance with Section 103 of the DGCL and shall make all other filings or recordings as may be required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         Section 1.05 Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.06 Certificates of Incorporation and Bylaws.

         (a) The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Time and thereafter until changed or amended as provided therein or by applicable law.

         (b) The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation at the Effective Time and thereafter until changed or amended as provided therein or by applicable law.

         (c) The Amended and Restated Certificate of Incorporation of Parent, substantially in the form attached hereto as Exhibit A, shall be the Certificate of Incorporation of Parent (the "Parent Restated Certificate") at the Effective Time and thereafter until changed or amended as provided therein or by applicable law.

         (d) The Amended and Restated Bylaws of Parent, substantially in the form attached hereto as Exhibit B, shall be the Bylaws of Parent (the "Parent Bylaws") at the Effective Time and thereafter until changed or amended as provided therein or by applicable law.

         Section 1.07 Board of Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their respective resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors and officers of the Company shall cease to have any powers in respect of the Surviving Corporation at the Effective Time.

                                   ARTICLE 2.
                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

         Section 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of Merger Sub, Parent or the Company:

         (a) Conversion Generally. Each share of common stock, par value $.0001 per share, of the Company ("Company Common Stock" or "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.01(b)), subject to Section 2.02(e), shall be converted into the right to receive the number of validly issued, fully paid and nonassessable shares of Parent Common Stock (that have been registered in the Merger with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act")), equal to the Conversion Ratio (as defined in Exhibit C) (such shares of Parent Common Stock, together with any fractional share issued pursuant to Section 2.02(e), the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent the right to receive a certificate representing the Merger Consideration. Certificates previously representing Shares shall be exchanged for certificates representing whole shares of Parent Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02.

         (b) Treasury Shares; Shares Held by Parent or Merger Sub. At the Effective Time, each Share held by Parent or its Subsidiaries (as defined herein) or in the treasury of the Company immediately prior to the Effective Time shall be automatically canceled and extinguished and shall cease to exist without any conversion thereof, and no payment shall be made with respect thereto.

         (c) Merger Sub. Each share of common stock, par value $.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         (d) Adjustment to Conversion Ratio. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock, other than as a result of the Reverse Stock Split, or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend thereon or any subdivision, reclassification, recapitalization, split, combination or exchange thereof, the Conversion Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange.

         Section 2.02 Exchange of Certificates.

         (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this
Article 2, through the Exchange Agent, (i) certificates representing the Merger Consideration and (ii) any dividends or distributions with respect thereto (collectively, the "Exchange Fund") issuable and pursuant to this Section 2.02 in exchange for outstanding Shares. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration and any such dividends or distributions in accordance with this Section 2.02.

         (b) Exchange Procedures. Parent shall instruct the Exchange Agent to, as soon as reasonably practicable after the Effective Time, mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, properly completed and duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing the Merger Consideration in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such holder), including any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing the Merger Consideration, including any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and (ii) any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

         (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions with respect to Parent Common Stock with a record date on or after the date of the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock, represented thereby until such holder shall surrender such Certificate in accordance with this Article 2. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock to which such holder is entitled pursuant to this Article 2 and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the date of the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

         (d) No Further Ownership Rights in Company Common Stock All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2 except as otherwise provided by law.

         (e) No Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall be entitled to receive an additional fraction of a share of Parent Common Stock to create a whole share such that no such holder will receive any fractional share of Parent Common Stock.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares on the date that is one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Section 2.02 shall thereafter look only to Parent for (i) the shares of Parent Common Stock representing Merger Consideration, including any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e), and
(ii) any dividends or other distributions with respect to Parent Common Stock to which they are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

         (g) Withholding. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent or the Exchange Agent are required to deduct and withhold under applicable law with respect to the making of such payment. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of whom such deduction and withholding was made by Parent or the Exchange Agent.

         (h) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or any dividends or distributions with respect thereto, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to the date that is three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, including any fractional share of Parent Company Stock issuable pursuant to
Section 2.02(e), or any dividends or distributions payable to the holder of such Certificate pursuant to this Article 2, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration or dividends or distributions in respect thereof shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, including any fractional share of Parent Common Stock issuable pursuant to Section 2.02(e), and any unpaid dividends and distributions in respect thereof, in each case pursuant to this Agreement.

         Section 2.03 Stock Options. At the Effective Time, all unexercised and unexpired options to purchase Company Common Stock ("Company Stock Options") then outstanding, under any stock option plan of the Company, including the Company's 1999 Amended and Restated Stock Option and Equity Incentive Plan, 2000 Stock Option and Equity Incentive Plan, and any other plan, agreement or arrangement (the "Company Stock Option Plans"), whether or not then exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions applicable to such holder's Company Stock Option set forth in the applicable Company Stock Option Plan and any agreements thereunder immediately prior to the Effective Time, except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of Shares that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Conversion Ratio, rounded to the nearest whole number of shares of Parent Common Stock and (ii) the per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such Company Stock Option assumed will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Conversion Ratio, rounded to the nearest whole cent. The conversion of any Company Stock Options to which Section 421(a) of the Code applies into options to purchase Parent Common Stock shall be made in a manner consistent with Section 424(a) of the Code so as not to constitute a "modification" of such Company Stock Options within the meaning of Section 424 of the Code.

         Section 2.04 Restricted Stock; ESPP. If any Shares that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition ("Company Restricted Stock") providing that such Shares may be forfeited or repurchased by the Company upon any termination of the stockholders' employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any agreement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the shares of Parent Common Stock issued upon the conversion of such Shares in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. The Company shall take all action necessary to cause any current offer period under the Company 2000 Employee Stock Purchase Plan (the "Company ESPP") to end no later than the earlier of September 30, 2001 or the date immediately preceding the Effective Time (the "ESPP Termination Date") and any outstanding options to purchase Company Common Stock under the Company ESPP shall be exercised as of the ESPP Termination Date pursuant to Section 7(h) of the Company ESPP. The Company shall take all actions necessary to provide that the Company ESPP shall terminate as of the ESPP Termination Date as permitted under Section 10 of the Company ESPP, and that as of the Effective Time there are no options or other rights to purchase Company Common Stock outstanding under the Company ESPP or any other plan, program or arrangement intended to qualify as an "employee stock purchase plan" within the meaning of Code Section 423(b).

         Section 2.05 Warrants. At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each warrant to acquire Shares ("Company Warrant") outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the number of shares of Parent Common Stock (rounded to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Warrant by the Conversion Ratio, at a price per share of Parent Common Stock equal to (A) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Warrant divided by (B) the aggregate number of shares of Parent Common Stock deemed purchasable pursuant to such Warrant; provided, however, that such exercise price shall be rounded to the nearest whole cent. The Company shall use its reasonable best efforts to cause each Company Warrant to be amended prior to the Effective Time so as to comply with this Section 2.05.

         Section 2.06 Appraisal Rights. Notwithstanding Section 2.01, if for any reason appraisal rights under Section 262 of the DGCL become available to holders of Shares in connection with the Merger, Shares outstanding immediately prior to the Effective Time and held by a holder who properly exercises and perfects appraisal rights for such Shares in accordance with the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or effectively withdraws or otherwise loses his or her right to appraisal. If after the Effective Time such holder fails to perfect or effectively withdraws or loses his or her right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Company.

                                   ARTICLE 3.
                         Representations and Warranties

         Section 3.01 Representations and Warranties of Parent and Merger Sub. Except as expressly set forth on the Disclosure Schedule delivered by Parent and Merger Sub to the Company in connection with the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

         (a) Organization, Standing and Power. Each of Parent and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of the certificate of incorporation and bylaws of Parent and its Subsidiaries, in each case as amended to date.

         (b) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 70,000,000 shares of Parent Common Stock, and 46,000,000 shares of Preferred Stock, of which 26,000,000 shares are designated Series A Preferred Stock ("Series A Preferred Stock") and 20,000,000 shares are designated Series B Preferred Stock ("Series B Preferred Stock"). As of August 20, 2001, (i) 14,086,142 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) 26,000,000 shares of Series A Preferred Stock were issued and outstanding, (iv) 19,809,783 shares of Series B Preferred Stock were issued and outstanding, (v) no shares of Series C Preferred Stock were outstanding; (vi) 2,227,500 shares of Parent Common Stock were reserved for issuance pursuant to warrants to purchase Parent Common Stock (the "Parent Warrants"), and (vii) 5,848,481 shares of Parent Common Stock were reserved for issuance pursuant to options outstanding under Parent's stock option plans (such plans, collectively, the "Parent Stock Plans"). Prior to the Closing Date, shares of Series C Preferred Stock with an aggregate purchase price of at least $30,000,000 will be issued, together with the additional Parent Warrants described in Section 3.01(b) of the Parent Disclosure Schedule. There are no rights (other than outstanding stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, the "Parent Stock Options")) to receive shares of Parent Common Stock on a deferred basis granted under the Parent Stock Plans or otherwise. No notes, bonds, debentures, or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote are issued or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued in connection with Parent Warrants, Parent Stock Options, and Series C Preferred Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(b) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance, or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, Parent or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from Parent or any Subsidiary of Parent, and no obligation of Parent or any Subsidiary of Parent to issue, any capital stock or other voting securities of, or other ownership interests in any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of Parent or any of its Subsidiaries and (y) as of the date hereof, there are not any outstanding obligations of Parent or any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Parent is not a party to any voting agreement with respect to the voting of any such securities.

         (c) Authority; Noncontravention. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, subject to the Parent Stockholder Approval (as defined herein), if required. The execution and delivery of this Agreement by each of Parent and Merger Sub and, subject to Parent Stockholder Approval, if required, the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, as applicable. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") upon any of the properties or assets of Parent or any of Parent's Subsidiaries under, (i) the certificate of incorporation or bylaws of Parent or the comparable organizational documents of any of Parent's Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its Subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent or Merger Sub. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Entity") is required by or with respect to Parent or any of Parent's Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except for (1) if necessary, the filing of a premerger notification and report form by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (such registration statement, as amended or supplemented from time to time, the "Form S-4"), (B) a proxy statement in conformance with Rule 14a-101 relating to the Company Stockholder Meeting (as defined herein) (such proxy statement, as amended or supplemented from time to time, the "Company Proxy Statement") and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (4) such filings with and approvals of the Nasdaq National Market System, the American Stock Exchange or, in Parent's reasonable discretion after consultation with the Company, another national stock exchange, to permit the shares of Parent Common Stock that are to be issued in the Merger to be traded on the Nasdaq National Market System or any such exchange; and (5) such other consents, approvals, orders or authorizations the failure of which to be made or obtained is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Surviving Corporation. All consents, approvals, orders, authorizations and filings (collectively, the "Consents") that are (i) referred to in the immediately preceding sentence or (ii) disclosed or required to be disclosed on Section 3.01(c) of the Parent Disclosure Schedule, are referred to herein as the "Parent Material Consents".

         (d) Information Supplied. None of the information supplied or to be supplied by Parent and Merger Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. The information provided by Parent and Merger Sub specifically for inclusion in the Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Form S-4 or the Company Proxy Statement based on information supplied by any other party specifically for inclusion or incorporation by reference in the Form S-4 or the Company Proxy Statement.

         (e) Subsidiaries. Section 3.01(e) of the Parent Disclosure Schedule lists each Subsidiary of Parent and its jurisdiction of organization. All outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly by Parent, free and clear of all Liens. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.0001 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all Liens. Merger Sub does not have any issued or outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub to issue, transfer or sell any shares of its capital stock. Merger Sub does not have any notes, bonds, debentures or other indebtedness outstanding.

         (f) Financial Statements. Section 3.01(f) of the Parent Disclosure
Schedule includes the unaudited consolidated balance sheet of Parent and its Subsidiaries (the "Balance Sheet") as of June 30, 2001 (the "Balance Sheet Date") and the related statements of operations, cash flows and changes in stockholders' equity for the six months ended June 30, 2001. Prior to the execution of this Agreement, Parent has provided complete and correct copies of
(i) the audited consolidated balance sheet of Parent and its Subsidiaries as of the fiscal years ended December 31, 2000 and December 31, 1999, (ii) the audited related statements of operations, cash flows and changes in stockholders' equity for the years then ended, (iii) the related notes to such financial statements as and for the years ended December 31, 1999 and 2000, and (iv) the reports of Arthur Andersen LLP, Parent's independent public accountants ("Parent's Accountants"), related to such financial statements (all of the balance sheets and statements of operations, cash flows and changes in stockholders' equity, notes and reports referred to in Section 3.01(f) being hereinafter referred to as the "Financial Statements"). The Financial Statements: (a) are complete and correct in all material respects and were prepared in accordance with the books and records of Parent and its Subsidiaries; (b) present fairly in all material respects the financial condition of Parent and its Subsidiaries and the results of their operations and cash flows at the dates and for the respective periods indicated; and (c) have been prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods covered by such statements, except as set forth in the notes or reports of Parent's Accountants accompanying such financial statements and except with respect to the Financial Statements at, and for the six months ended, June 30, 2001, which interim Financial Statements are subject to normal year end adjustments and do not include notes as required by GAAP.

         (g) Absence of Undisclosed or Contingent Liabilities. Except as and to the extent fully reflected or reserved against in the Balance Sheet, as of the Balance Sheet Date, neither Parent nor any of its Subsidiaries had any liability or obligation, secured or unsecured (whether accrued, absolute or contingent, known or unknown or otherwise), of a type required by

GAAP to be reflected in a balance sheet. Since the Balance Sheet Date, neither Parent nor any of its Subsidiaries has incurred any liability or obligation, of a type required by GAAP to be reflected in the Balance Sheet had such liability or obligation existed as of the Balance Sheet Date that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

         (h) Absence of Certain Changes or Events. As of the date of this Agreement, except for liabilities incurred in connection with or expressly permitted by this Agreement, since the Balance Sheet Date the business of Parent has been conducted in the ordinary course consistent with past practice and there has not been (i) any Material Adverse Change in Parent, (ii) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by Parent or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of Parent or (iii) any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of Parent or any of its Subsidiaries or any settlement or compromise of any material income tax liability.

         (i) Title to Properties; Absence of Liens; Entire Assets. Parent has good and valid title to, or valid and subsisting leasehold interests in, all of its properties and assets, real or personal, reflected on the Balance Sheet (except for property and assets disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of any Liens, except for (i) Liens reflected on the Balance Sheet, (ii) Liens that do not materially interfere with the present use by Parent or any of its Subsidiaries of the property subject thereto or affected thereby, and (iii) Liens for taxes, assessments or governmental charges, or landlords', mechanics', workmen's, materialmen's or similar liens, in each case that are not delinquent or which are being contested in good faith.

         (j) Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         (k) Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of Parent and its Subsidiaries taken as a whole (the "Parent Permits"), except where the failure to have any such Parent Permits is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent.

         (l) Contracts.

             (i) Neither Parent nor any of its Subsidiaries are in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries are a party to or bound by any non-competition agreement or any other similar agreement or obligation which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Surviving Corporation.

             (ii) Each of Parent and its Subsidiaries (A) has performed in all respects the obligations required to be performed by it under each of the contracts to which it is a party and (B) is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder, except in any case where the failure to do so is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. To the Knowledge of Parent, there is no default by any of the other parties under any commitment, contract or agreement to which Parent or any of its Subsidiaries is a party that is reasonably likely to have a Material Adverse Effect on Parent.

         (m) Brokers and Intermediaries. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

         (n) Tax Matters.

             (i) Each of Parent and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct, or to have extensions granted that remain in effect are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent. Parent and each of its Subsidiaries has paid or caused to be paid (or Parent has paid on its behalf) all taxes shown as due on such returns.

             (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against Parent or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent.

             (iii) Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (iv) Neither Parent nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (o) Employee Benefits. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of all of its "employee benefit plans", as defined in Section 3(3) of ERISA, and any other material employee benefit arrangements, severance, termination pay, consulting, change in control, compensation and death benefit agreements, material compensation agreements, retirement, deferred compensation, bonus, stock option, stock purchase, hospitalization, medical insurance, retiree post-employment health insurance, life insurance, programs or contracts covering employees or former employees of Parent or any of its Subsidiaries and maintained by or contributed to by Parent or any of its Subsidiaries and all "employee pension plans", as defined in Section 3(2) of ERISA (the "Pension Plans") that are: maintained by (A) Parent or any of its Subsidiaries or (B) any Affiliate of Parent or any of its Subsidiaries that is a member of a controlled group of organizations (within the meaning of Section 414(b), (c), (m) or (o) of the Code) of which Parent or any of its Subsidiaries are members (the "Controlled Group Member"), (collectively, all the plans set forth in Section 3.01(o) of the Parent Disclosure Schedule are the "Employee Benefit Plans"). The Employee Benefit Plans do not include any "multiemployer plans" as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plans").

             (i) Neither Parent nor any of its Subsidiaries has any obligation to make any contribution to any Multiemployer Plans.

             (ii) The Pension Plans intended to qualify under Section 401 of the Code and the trusts maintained pursuant thereto do so qualify and are exempt from federal income taxation under Section 501 of the Code. To Parent's Knowledge, no fact or set of circumstances has occurred that materially adversely affects the qualification of the Pension Plans. The Pension Plans are in compliance in all material respects with the applicable provisions, if any, of ERISA and the Code, except where such noncompliance has not materially adversely affected the qualification of the Pension Plans.

             (iii) Parent has not sponsored, contributed to, maintained or established a defined benefit Pension Plan for the benefit of its employees.

             (iv) To Parent's Knowledge, there are no pending actions, claims or lawsuits that have been asserted or instituted against any of the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims), that is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Parent.

             (v) All amendments and actions required to bring the Employee Benefit Plans into conformity with the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law (or the Internal Revenue Service in connection with the remedial amendment periods) to be made or taken until a date after the Closing Date.

             (vi) To Parent's Knowledge, the Employee Benefit Plans have been maintained in all material respects in accordance with the provisions of applicable state and federal law.

             (vii) None of Parent or any of its Subsidiaries or any Controlled Group Member maintains a retiree life and retiree health insurance plan that is a "welfare benefit plan" within the meaning of Section 3(1) of ERISA and that provides for continuing benefits or coverage for any participant or any beneficiary of any participant, except as may be required under the Comprehensive Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary.

         (p) Intellectual Property. Except as is not reasonably likely to have a Material Adverse Effect on Parent, each of Parent and its Subsidiaries owns or possesses, or will own or possess as of the Closing Date, adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, inventions, drawings, designs, proprietary know-how or information or other rights (each, a "Proprietary Right" and collectively, "Proprietary Rights") necessary for the operation of its business as presently conducted (other than the interests, if any, of the grantors of the licenses). Except as is not reasonably likely to have a Material Adverse Effect on Parent, all Proprietary Rights under which any of Parent or any of its Subsidiaries is a licensee are valid and enforceable against it and the other parties thereto in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except for licenses and similar rights granted in the ordinary course of business consistent with past practice, neither Parent nor any of its Subsidiaries has granted any material license or other material right to any third party with respect to the Proprietary Rights. Except as is not reasonably likely to have a Material Adverse Effect on Parent, the consummation of the transactions contemplated hereby will not result in the impairment or termination of any Proprietary Right. To the Knowledge of Parent, there has been no misappropriation of any material trade secrets or other material confidential Proprietary Right of any of Parent or any of its Subsidiaries by any person, and no employee, independent contractor, franchisee, dealer or agent of any of Parent or any of its Subsidiaries has misappropriated any material trade secrets of any other person in the course of such performance as an employee, independent contractor, franchisee, dealer or agent. Except as is not reasonably likely to have a Material Adverse Effect on Parent, no legal proceedings have been asserted, are pending, or to the Knowledge of Parent, are threatened against any of Parent or any of its Subsidiaries (i) based upon or challenging or seeking to deny or restrict the use by such person of any Proprietary Right,
(ii) alleging that any services provided by, processes used by, or products manufactured or sold by Parent or any of its Subsidiaries infringe upon or misappropriate intellectual property rights of any third party, or (iii) alleging that any licensed Proprietary Right infringes on the intellectual property right of any third person or is being licensed or sublicensed in conflict with the terms of any license or other agreement.

         (q) Environmental Matters.

             (i) Parent has obtained or applied for all material permits, licenses and other such authorizations required to be obtained by it for the operation of its business under federal, state, local and foreign statutes, laws, regulations, ordinance, rules, or other requirement of any Governmental Entity relating to the protection, investigation or restoration of the environment or human health and safety (the "Environmental Laws").

             (ii) Parent and each of its Subsidiaries, is or has been (A) in compliance with all material terms and conditions of the permits, licenses and authorizations required by Environmental Laws, and (B) is in compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements and obligations, contained in the Environmental Laws presently in effect or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder and issued by a governmental entity.

             (iii) There are no civil, criminal or administrative actions, suits, hearings, proceedings, written notices of violation, claims or demands pending or, to the Knowledge of Parent, threatened against any of Parent or its Subsidiaries under the Environmental Laws that are reasonably likely to have a Material Adverse Effect on Parent.

             (iv) There have been no spills, discharges or releases of any hazardous substance by Parent or any of its Affiliates or, to the Knowledge of Parent, by third parties, in, on or under the real property currently or formerly owned, leased, or used by Parent that could result in any investigation or remedial action by any Governmental Entity pursuant to any Environmental Law that are reasonably likely to have a Material Adverse Effect on Parent.

             (v) To Parent's Knowledge, no facility or property of Parent to which Parent transported or arranged for the transportation of any hazardous substance that is listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response Cleanup and Liability Act ("CERCLA"), on CERCLIS (as defined in CERCLA) or on any similar federal or state list of sites requiring investigation or remediation.

         (r) Insurance. Parent maintains such policies of general, liability, workers' compensation, life, directors' and officers' liability and other forms of insurance applicable to the business of Parent as are customary for businesses of such type. Such policies are valid and enforceable in accordance with their terms and are in full force and effect. Such policies of insurance are of the type and in amounts reasonably deemed by management of Parent to be sufficient for their purpose. No notice of cancellation with respect to any such policy has been received prior to the date hereof.

         (s) Books and Records. The books and records of Parent and each of its Subsidiaries have been and are being maintained in all material respects in accordance with applicable legal and accounting requirements. The books of account and other financial records of Parent and each of its Subsidiaries are each true, correct and complete in all material respects, and accurately reflect the operations of the business and financial condition of Parent and each of its Subsidiaries and the net worth and book value of its properties. All other corporate records of Parent and each of its Subsidiaries, including those relating to employees of Parent and each of its Subsidiaries, furnished to the Company pursuant to this Agreement, are each true, correct and complete in all material respects.

         (t) Affiliate Transactions. Neither Parent nor any of its Subsidiaries has engaged in any transaction that would be required to be disclosed pursuant to Item 404 (a), (b) or (c) of Regulation S-K under the Exchange Act had Parent been subject to the reporting requirements of the Exchange Act.

         (u) Condition and Sufficiency of Assets. Parent owns or has valid rights to use all of the assets necessary for the operation of the business of Parent as conducted as of the date hereof, except where the failure thereof, individually or in the aggregate, is not reasonably likely to cause a Material Adverse Effect on Parent.

         (v) Real Property. To the Knowledge of Parent, (i) each of Parent and its Subsidiaries owns or has leases or rights of access to the real property reasonably necessary to conduct Parent's and such Subsidiaries' businesses as presently conducted; (ii) Parent's and each of its Subsidiaries' use of the same are in material compliance with all applicable laws, ordinances and regulations, including building, zoning, environmental and other laws and ordinances; (iii) all material leases pursuant to which Parent or any of its Subsidiaries leases real property are in writing and a copy of each such lease is in the possession of Parent and (vi) with respect to each parcel of real property leased by Parent or one or more of its Subsidiaries, no person other than Parent or such Subsidiary, as the case may be, as lessee, and the lessor has any real property interest, including any leasehold interest, in such parcel, except where such interests are not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on Parent.

         (w) Ownership of the Company Stock. Neither Parent nor any Subsidiary of Parent owns as of the date hereof or, except as a result of the Merger, will acquire any stock of the Company.

         (x) Voting Requirements. The affirmative vote of the holders of (i) a majority of the voting power as a single class of Parent Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, and, upon issuance, the Series C Preferred Stock, on an as converted basis, and (ii) two-thirds of the voting power as a single class of the Series A Preferred Stock, the Series B Preferred Stock, and upon issuance, the Series C Preferred Stock, on an as converted basis, to adopt this Agreement and approve the transactions contemplated by this Agreement ("Parent Stockholder Approval") are the only votes of the holders of any class or series of Parent's capital stock necessary, if any, to approve and adopt this Agreement and the transactions contemplated hereby.

         Section 3.02 Representations and Warranties of the Company. Except as expressly disclosed in the Company SEC Documents (as defined in Section 3.02(e)) filed and made publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "Company Filed SEC Documents") or as set forth on the Disclosure Schedule delivered by the Company to Parent in connection with the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

         (a) Organization, Standing and Corporate Power. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and bylaws, in each case as amended to date.

         (b) Subsidiaries. Section 3.02(b) of the Company Disclosure Schedule sets forth a list of all of the Subsidiaries of the Company. All of the outstanding shares of capital stock of, or other equity interests in each Subsidiary have been validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all Liens.

         (c) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of the Company Common Stock, and 100,000 shares of preferred stock, par value $.0001 per share ("Company Preferred Stock"). As of August 19, 2001 (i) 62,027,045 shares of Company Common Stock were issued and outstanding, (ii) 1,846,019 shares of Company Common Stock were held by Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 4,499,051 shares of Company Common Stock were reserved for issuance pursuant to warrants to purchase Company Common Stock (the "Company Warrants") (v) 6,862,508 shares of Company Common Stock were reserved for issuance pursuant to options outstanding under the Company's stock option plans (such plans, collectively, the "Company Stock Plans"), (vi) 9,759,270 shares of Company Common Stock were reserved for issuance upon conversion of the 7.5% Convertible Subordinated Notes due 2007 (the "Notes"), and (vii) 11,892,000 shares of Company Common Stock were reserved as payment for interest on the Notes. There are no rights (other than outstanding Company Stock Options) to receive shares of the Company Common Stock on a deferred basis granted under the Company Stock Plans or otherwise. As of the date of this Agreement, approximately $123,600,000 in principal amount of the Notes is issued and outstanding and no other bonds, debentures, or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued in connection with the Company Warrants and Company Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from the Company or any Subsidiary of the Company, and no obligation of the Company or any Subsidiary of the Company to issue, any capital stock or other voting securities of, or other ownership interests in any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company or any of its Subsidiaries and (y) as of the date hereof, there are not any outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

         (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and, subject to the Company Stockholder Approval, the consummation by the Company of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of the Company's Subsidiaries under, (i) the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of the Company's Subsidiaries, (ii) any loan, credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of the Company's Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights, losses or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of the Company's Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the HSR Act; (2) the filing with the SEC of (A) the Form S-4, (B) the Company Proxy Statement under 14a-101 and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (4) such other consents, approvals, orders or authorizations the failure of which to be made or obtained is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Surviving Corporation. The Consents referred to in the immediately preceding sentence, together with any Consents disclosed or required to be disclosed in Section 3.02(d) of the Company Disclosure Schedule, are referred to herein as the "Company Material Consents".

         (e) SEC Documents; Undisclosed Liabilities. The Company has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since and including October 28, 1999 (collectively, "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting rules and regulations of the SEC ("Accounting Rules"), with respect thereto, are complete and correct in all material respects in accordance with the books and records of the Company and its Subsidiaries, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Accounting Rules), applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Except (i) as reflected in such financial statements, in the notes thereto or elsewhere in the Company Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or thereby, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company.

         (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Company Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. The information provided by the Company specifically for inclusion in the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Company Proxy Statement based on information supplied by any other party specifically for inclusion or incorporation by reference in the Form S-4 or the Company Proxy Statement.

         (g) Absence of Certain Changes or Events. As of the date of this Agreement, except for liabilities incurred in connection with or expressly permitted by this Agreement, since June 30, 2001 the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been (i) any Material Adverse Change in the Company,
(ii) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of the Company or (iii) any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of the Company or any of its Subsidiaries or any settlement or compromise of any material income tax liability.

         (h) Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (i) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of the Company and its Subsidiaries taken as a whole (the "Company Permits"), except where the failure to have any such Company Permits is not individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permit and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply is not individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company.

         (j) Taxes.

             (i) Each of the Company and its Subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect are not individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has paid or caused to be paid (or the Company has paid on its behalf) all taxes shown as due on such returns.

             (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that are not individually or in the aggregate reasonably likely to have a Material Adverse Effect on the Company.

             (iii) Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (iv) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         (k) Brokers. No broker, investment banker, financial advisor or other person, other than Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         (l) Ownership of Parent Stock. Neither the Company nor any Subsidiary of the Company owns as of the date hereof or will acquire, any capital stock of Parent or Merger Sub.

         (m) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock at the meeting of stockholders of the Company (the "Company Stockholder Meeting") to adopt this Agreement and to approve the transactions contemplated by this Agreement ("Company Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         (n) Opinion of Financial Advisor. The Company has received the opinion of Houlihan Lokey, dated the date of this Agreement, to the effect that, as of such date, the Conversion Ratio is fair from a financial point of view to the stockholders and creditors of the

Company and its Subsidiaries, a signed copy of which has been or promptly will be delivered to Parent.

         (o) WARN Compliance. The Company and its Subsidiaries are, and at all times in the last twelve months have been, in compliance in all material respects with the Work Adjustment and Retraining Notification Act, 29 U.S.C.
Section 2109 et seq. and the regulations promulgated thereunder in connection with any applicable events.

                                   ARTICLE 4.
                    Covenants Relating to Conduct of Business

         Section 4.01 Conduct of Business.

         (a) Conduct of Business. Except as set forth in Section 4.01(a) of the Parent Disclosure Schedule, the Company Filed SEC Documents or Section 4.01(a) of the Company Disclosure Schedule, as applicable, or as otherwise expressly permitted by this Agreement (including as expressly permitted pursuant to clauses (i) through (xii) of this Section 4.01(a)) or as consented to in writing by the other party hereto, such consent not unreasonably to be withheld or delayed, during the period from the date of this Agreement to the Effective Time, each of the parties hereto shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. In addition, Parent and its Subsidiaries shall not take any actions that, individually or in the aggregate, delay the filing or require any amendment or supplement, in any material respect, to the Form S-4 or a recirculation of the Company Proxy Statement. In addition, the Company and its Subsidiaries shall not incur any expenses or make any payments that, in the aggregate, exceed the amounts contemplated by, or take any action that is materially inconsistent with, the statement of authorized Company cash expenditures attached to Section 4.01 of the Company Disclosure Schedule (the "Authorized Company Cash Expenditures"). Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in the Company Filed SEC Documents or Section 4.01(a) of the Company Disclosure Schedule, as applicable, as otherwise contemplated by this Agreement (including Section 4.02(d)), as required by applicable law or a Governmental Entity or as consented to in writing by the Parent, which consent shall not unreasonably be withheld, the Company shall not, and shall not permit any of its Subsidiaries to:

             (i) other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company, and dividends and distributions by the Company's other Subsidiaries, of which the Company receives its proportionate share, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock in any form, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the purchase, redemption or other acquisition of the Company Stock Options, by such entity, as required by and in accordance with the respective terms of the Company Stock Plans, as applicable, as in effect on the date hereof);

             (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (A) the issuance of shares of the Company Common Stock upon the exercise of the Company Stock Options as of the date of this Agreement in accordance with their terms on the date of this Agreement, (B) the issuance of shares of the Company Common Stock upon the exercise of the Company Warrants outstanding as of the date of this Agreement in accordance with their terms on the date of this Agreement or (C) the issuance of shares of the Company Common Stock upon the conversion of the Notes outstanding as of the date of this Agreement in accordance with their Terms on the date of this Agreement;

             (iii) amend its certificate of incorporation, bylaws or other comparable organizational documents;

             (iv) acquire or agree to acquire, other than for cash, by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, other than purchases of supplies in the ordinary course of business consistent with past practice; provided, however, that this paragraph (iv) shall not prohibit (x) any merger or consolidation of a direct or indirect wholly owned Subsidiary of the Company with and into the Company or another direct or indirect wholly owned Subsidiary of the Company, (y) the sale of a substantial portion of the stock or assets of a direct or indirect wholly owned Subsidiary of the Company to the Company, or another direct or indirect wholly owned Subsidiary of the Company, or (z) the creation of new, wholly owned Subsidiaries of the Company organized to conduct or continue activities expressly permitted under this Agreement;

             (v) (A) incur any material indebtedness for borrowed money or guarantee any such material indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and intercompany indebtedness between the Company and any of its wholly owned Subsidiaries, or between such wholly owned Subsidiaries, or (B) make any material loans, advances or capital contributions to, or investments in, any other person;

             (vi) pay, discharge, settle or satisfy, other than for cash, any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) included in the Company Filed SEC Documents or the Authorized Company Cash Expenditures, or incurred since the date of such financial statements for an amount not to exceed the amount of the specific reserve in respect of such claim, liability, obligation or litigation included in such financial statements in the aggregate for all such claims, liabilities, obligations or litigation, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to the Company, or any of its Subsidiaries is a party;

             (vii) except as required by law or contemplated hereby enter into, adopt or amend in any material respect or terminate any benefit plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement or any other agreement, plan or policy involving the Company or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

             (viii) enter into or terminate any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts;

             (ix) materially reduce the amount of any material insurance coverage provided by existing insurance policies;

             (x) amend or modify in any way its accounting methods, principles, policies, procedures or practices, except as may be required by GAAP, Regulation S-X promulgated by the SEC or applicable statutory accounting principles;

             (xi) authorize, commit or agree to take, any of the foregoing actions; or

             (xii) make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of a party to this Agreement or any of its Subsidiaries or settle or compromise any material income tax liability;

         (b) Other Actions. Except as required by applicable law or as expressly permitted by this Agreement, no party to this Agreement shall, nor shall it permit any of its respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article 6 not being satisfied.

         (c) Advice of Changes. Each party to this Agreement shall promptly advise the other party orally and in writing to the extent it has Knowledge of
(i) any representation or
warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) any event or proposed action that is reasonably likely to cause the failure of it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article 6 to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

         Section 4.02 No Solicitation.

         (a) The Company shall not, and shall not permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of the Company Stockholder Meeting (the "Applicable Period"), the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders or the Company's securities holders under applicable law, the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to Parent and compliance with Section 4.02(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making such Superior Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         (b) Except as expressly permitted by Section 4.02(c) or Section 4.02(f), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve, recommend, or (in accordance with Rule 14e-2(a)(2) under the Exchange Act) remain neutral to, or propose publicly to approve, recommend, or remain so neutral to, any Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, or (ii) announce, commence or otherwise consummate any action referred to in Section 4.02(d) prior to the receipt of the prior written consent of the Company as set forth in
Section 4.02(d).

         (c) Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of the Company may (subject to this Section 4.02(c)) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the second Business Day following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Board of Directors of the Company is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of common stock of the Company then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with its independent financial advisors and legal counsel) would, if consummated taking into account all the terms and conditions of such proposal, be more favorable to the Company's stockholders than the transactions contemplated by this Agreement and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

         (d) Parent shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly through another person, consummate any acquisition of capital stock or assets of another person, business combination, recapitalization, merger, consolidation, liquidation, dissolution, similar transaction, or any other action which would delay the filing of or require an amendment or supplement in any material respect to the Form S-4 or a recirculation of the Company Proxy Statement without the prior written consent of the Company as evidenced by a majority vote of the Board of Directors of the Company.

         (e) In addition to the obligations of the Company and Parent set forth in paragraphs (a), (b), (c) and (d) of this Section 4.02, the Company shall immediately advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will keep Parent informed of the status and material details (including amendments or proposed amendments) of any such request or Takeover Proposal.

         (f) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders (including with respect to the delivery by the Company to Parent of a Notice of Superior Proposal) if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

                                   ARTICLE 5.

                              Additional Agreements

         Section 5.01 Preparation of the Form S-4 and the Company Proxy Statement; Company Stockholders' Meeting.

         (a) As soon as practicable following the date of this Agreement, Parent and the Company shall jointly prepare and file with the SEC a document or documents that will constitute the Company Proxy Statement and the Form S-4. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, including, in the case of the Company, providing all information with respect to the Company to be included in the Form S-4. The Company will use all reasonable efforts to cause the Form S-4 and Company Proxy Statement to be mailed to Company's stockholders, and the Company and Parent will use all reasonable efforts to obtain Company Stockholder Approval and Parent Stockholder Approval, respectively, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of capital stock of the Company as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 or the Company Proxy Statement will be made by either Parent or the Company, without providing the other a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Each of Parent and the Company shall promptly inform the other of any request by the SEC for amendments or supplements to the Form S-4 or the Company Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to the Company or Parent, as the case may be, copies of all correspondence and filings with the SEC with respect to the Form S-4 or the Company Proxy Statement, as applicable. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Company Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. No amendment or supplement to the information supplied by the Company for inclusion in the Form S-4 shall be made without the approval of the Company, which approval shall not be unreasonably withheld or delayed. For purposes of Sections 5.01, 3.01(d) and 3.02(f), information concerning or related to the Company, its Subsidiaries or their respective Affiliates will be deemed to have been provided by the Company and information concerning or related to Parent, its Subsidiaries or their respective Affiliates will be deemed to have been provided by Parent.

         (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold the Company Stockholder Meeting for the purpose of obtaining the Company Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Sections 4.02(b) and 7.01, the Company agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

         (c) Parent shall, as soon as practicable following the date of this Agreement, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws and take all other action necessary to obtain any necessary Parent Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 7.01, Parent agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal.

         Section 5.02 Letters of the Company's Accountants. If requested, the Company shall use reasonable efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.03 Letters of Parent's Accountants. If requested, Parent shall use reasonable efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

         Section 5.04 Access to Information; Confidentiality. Subject to the existing confidentiality agreement between the Company and Parent (the "Confidentiality Agreement"), upon reasonable notice, each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, operations, properties and personnel as such other party may reasonably request. Neither the Company nor Parent shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. The Company and Parent shall use reasonable best efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. Each of Parent and the Company will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

         Section 5.05 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each party hereto and its Board of Directors shall (1) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this

Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Nothing in this Agreement shall be deemed to require a party hereto to agree to, or proffer to, divest or hold separate any assets or any portion of any business of such entity, any other party hereto, such party or any of their respective Subsidiaries if the Board of Directors of a party hereto determines that so doing would materially impair the benefit intended to be obtained by such party in the Merger. Without limiting the generality of the foregoing, each party hereto shall give the other party hereto the opportunity to participate in the defense of any litigation against it and/or its directors relating to the transactions contemplated by this Agreement. This Section 5.05 shall be deemed not to have been breached by the Company as a result of any action taken by the Company with respect to a Superior Proposal that is expressly permitted under
Section 4.02.

         Section 5.06 Employee Benefits.

         (a) Parent shall cause the Surviving Corporation to take all actions and pay any amounts reasonably necessary to provide for the continuation of health care benefits (the "Post-Merger Benefits") to those employees or former employees of the Company set forth on Section 5.06 of the Company Disclosure Schedule (the "Company Employees"). With respect to each terminated Company Employee, the health care benefits to be provided to such employee shall continue from such employee's termination date for the number of weeks equal to the number of weeks of severance such employee receives or is entitled to receive, as set forth in Section 5.06 of the Company Disclosure Schedule, regardless of whether the Company Employee's severance is paid in lump sum. With respect to each Company Employee, the Post-Merger Benefits shall be substantially similar to the benefits that such Company Employee received or was receiving on the date of this Merger Agreement, and the cost of such Post-Merger Benefits and the manner of billing of such costs shall be substantially similar to the cost of health care benefits and manner of billing of such costs to such Company Employee as of the date of this Merger Agreement.

         (b) Prior to the Closing Date, the Company shall take the actions set forth in Section 4.01(a) of the Company Disclosure Schedule with respect to the Company's 401(k) Plan.

         Section 5.07 Indemnification, Exculpation and Insurance.

         (a) The Company and Parent agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company or its Subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, it shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.07.

         (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect (i) the Company's and its Subsidiaries' current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company's and its Subsidiaries' directors' and officers' liability insurance policy and (ii) the Company's and its Subsidiaries' current fiduciary liability insurance policies covering acts or omissions occurring prior to the Effective Time for employees who serve or have served as fiduciaries under or with respect to any Company Benefit Plan, in each case on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor policies of the Company with respect to coverage and amount no less favorable to such directors, officers or fiduciaries; provided however, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.07(c) in excess of 150% of the amount of the aggregate premiums paid by a party to this Agreement in 2001 on an annualized basis for such purpose, provided that the Surviving Corporation shall nevertheless be obligated to provide such coverage as may be obtained for such 150% amount.

         (d) Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 5.07 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs, and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         Section 5.08 Fees and Expenses. Except as provided in this Section 5.08 and in Section 7.02, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of the Company and Parent shall bear and pay one-half of (a) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 or the Company Proxy Statement, as applicable, (including SEC filing fees) and (b) the filing fees, if any, for the premerger notification and report forms under the HSR Act.

         Section 5.09 Public Announcements. The Company and Parent will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         Section 5.10 Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent as of the Closing Date, a written agreement substantially in the form attached as Exhibit D hereto.

         Section 5.11 Listing or Nasdaq Quotation. The Company and Parent shall use their reasonable best efforts to cause Parent Common Stock issuable in the Merger to be approved for quotation on Nasdaq National Market System or listing on the American Stock Exchange or, in Parent's reasonable discretion after consultation with the Company, another national securities exchange, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

         Section 5.12 Tax Treatment. Each of the Company and Parent shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

         Section 5.13 Further Assurances. Each of Parent and the Company shall deliver, or shall cause to be delivered, if required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible after the date hereof, but in no event less than 15 days prior to the Effective Time, any notice of the Merger or the transactions contemplated by this Agreement.

         Section 5.14 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Surviving Corporation.

         Section 5.15 Series C Preferred Stock. Parent shall use reasonable best efforts to cause the consummation of the issuance, as promptly as practicable and in any event at least five Business Days prior to the Effective Time, of at least $65,000,000 of shares of the Series C Preferred Stock on substantially the terms set forth in the Parent Restated Certificate and Section 3.01(b) of the Parent Disclosure Schedule.

         Section 5.16 Certain Insurance. The Company shall use its reasonable best efforts to maintain in effect at all times from the date of this Agreement until the Closing Date, directors' and officers' liability insurance comparable as to amount and other material terms of coverage with such insurance as in effect on the date of this Agreement.

                                   ARTICLE 6.

                              Conditions Precedent

         Section 6.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

         (a) HSR Act. The waiting period (and any extension thereof), if any, applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

         (b) Governmental Approvals. All consents, approvals or orders of authorization of, or actions by any required Governmental Entity shall have been obtained.

         (c) No Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity specifically preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

         (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) Listing or Nasdaq Quotation. The shares of Parent Common Stock issuable pursuant to the Merger as contemplated by this Agreement shall have been approved for quotation on Nasdaq National Market System or listing on the American Stock Exchange or, in Parent's reasonable discretion after consultation with the Company, another national securities exchange, subject to official notice of issuance.

         Section 6.02 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

         (b) Performance of Obligations of Parent. Parent and Merger Sub shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Tax Opinions. The Company shall have received from Jones, Day, Reavis & Pogue, counsel to the Company, an opinion, dated as of the Closing Date, stating that: (i) the Merger will qualify for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Company, Parent, and Merger Sub in form and substance reasonably satisfactory to such tax counsel.

         (d) Company Stockholder Approval. Company Stockholder Approval shall have been obtained.

         (e) Third Party Consents. Parent shall have obtained the Parent Material Consents.

         (f) Issuance of Series C Preferred Stock - Termination Fee. The issuance of the Series C Preferred Stock shall have been consummated substantially on the terms set forth in the Parent Restated Stock Certificate and Section 3.01(b) of the Parent Disclosure Schedule attached hereto and Parent shall have received at least $30,000,000 in gross proceeds in connection therewith.

         (g) Issuance of Series C Preferred Stock - Generally. The issuance of the Series C Preferred Stock shall have been consummated substantially on the terms set forth in the Parent Restated Certificate and Section 3.01(b) of the Parent Disclosure Schedule and Parent shall have received at least $65,000,000 in gross proceeds in connection therewith.

         Section 6.03 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Tax Opinions. Parent and Merger Sub shall have received from Latham & Watkins, counsel to Parent and Merger Sub, an opinion, dated as of the Closing Date, stating that: (i) the Merger will qualify for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Parent, Merger Sub and the Company will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of Parent, Merger Sub and the Company in form and substance reasonably satisfactory to such tax counsel.

         (d) Parent Stockholder Approval. Parent Stockholder Approval shall have been obtained, if required.

         (e) Third Party Consents. The Company shall have obtained the Company Material Consents.

         (f) Lock-Up. Each of the persons set forth in Section 6.03(f) of the Company Disclosure Schedule shall have executed and delivered to Parent an agreement substantially in the form of Exhibit E to this Agreement.

         (g) Litigation. Except as contemplated in Section 6.03(g) of the Company's Disclosure Schedule, no litigation by or on behalf of any securityholders shall be pending or threatened against the Company, its Subsidiaries, or their respective directors or officers that is reasonably likely to have a Material Adverse Effect on the Surviving Corporation, after taking into account all relevant factors, including the potential availability or lack thereof any insurance coverage in respect of all known claims asserted in such litigation or threatened litigation.

         Section 6.04 Frustration of Closing Conditions. Neither the Company nor Parent may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                   ARTICLE 7.
                        Termination, Amendment and Waiver

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or, if required, the Parent Stockholder Approval:

         (a) by mutual written consent of the Company and Parent;

         (b) by either the Company or Parent:

             (i) if the Merger shall not have been consummated by December 31, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

             (ii) if Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

             (iii) if Parent Stockholder Approval shall have been required for approval of the Merger and shall not have been obtained;

             (iv) if any Restraint shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used reasonable best efforts to prevent such Restraint from becoming final and nonappealable;

         (c) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in clause (a) or (b) of Section 6.02, and (ii) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice from the Company;

         (d) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
(i) would give rise to the failure of a condition set forth in clause (a) or (b) of Section 6.03, and (ii) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice from Parent;

         (e) by Parent, if the Company or any of its Subsidiaries or any of their respective directors or officers shall participate in discussions or negotiations in breach of Section 4.02 or shall take any action described in
Section 4.02(b), whether or not in breach of this Agreement; or

         (f) by the Company, in accordance with Section 4.02(c); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, the Company shall have complied with all provisions of
Section 4.02, and with applicable requirements of Section 7.02(c).

         Section 7.02 Effect of Termination.

         (a) In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent, other than the provisions of the Confidentiality Agreement,
Section 5.04 (last sentence only), Section 5.08, this Section 7.02, and Article 8, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) Parent shall pay to the Company $5,000,000 in the event that the Merger does not close by virtue of any of the following:

             (i) the Company terminates this Agreement prior to Closing pursuant to a breach of covenant as set forth in Section 7.01(c);

             (ii) the Merger has not closed due to Parent's failure to obtain Parent Stockholder Approval and the Company terminates this Agreement prior to Closing pursuant to Section 7.01(b)(iii);

             (iii) the Merger has not closed due to Parent's failure to obtain a Parent Material Consent and the Company terminates this Agreement prior to Closing pursuant to Section 7.01(b)(i); and

             (iv) the Merger has not closed due to Parent's failure to raise at least $30,000,000 in a private placement of Series C Preferred Stock and the Company terminates this Agreement prior to Closing due to failure to satisfy the condition set forth in Section 6.02(f).

         (c) The Company shall pay to Parent $5,000,000 in the event that the Merger does not close by virtue of any of the following:

             (i) Parent terminates this Agreement prior to Closing pursuant to a breach of covenant as set forth in Section 7.01(d) or pursuant to Section 7.01(e);

             (ii) the Merger has not closed due to the Company's failure to obtain a Company Material Consent and Parent terminates this Agreement prior to Closing pursuant to Section 7.01(b)(i); and

             (iii) the Merger has not closed due to the Company's failure to obtain the Company Stockholder Approval and Parent terminates this Agreement prior to Closing pursuant to Section 7.01(b)(ii);

             (iv) the Company terminates this Agreement pursuant to Section 7.01(f).

         (d) Any payment to be made pursuant to this Section 7.02 shall be by wire transfer of immediately available funds to an account designated by the party receiving such payment promptly after the notice of termination or valid demand has been delivered by such party to the other party.

         (e) The parties to this Agreement acknowledge that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement; accordingly, if either party hereto fails promptly to pay the amount due pursuant to this Section 7.02 (such party, a "Breaching Party"), and, in order to obtain such payment, the non-Breaching Party commences a suit which results in a judgment against the Breaching Party for the fee set forth in this Section 7.02, such Breaching Party shall pay to the non-Breaching Party its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

         Section 7.03 Amendment. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that after any Company Stockholder Approval or Parent Stockholder Approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company or further approval by the stockholders of Parent, as the case may be, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         Section 7.04 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or

(c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         Section 7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section
7.04 shall require action by the Board of Directors of the Company, Parent and Merger Sub, as applicable, or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                   ARTICLE 8.
                               General Provisions

         Section 8.01 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         Section 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to the Company, to

             Allied Riser Communications Corporation
             1700 Pacific Avenue, Suite 400
             Dallas, Texas 75201
             Telecopy No.:  (214) 210-3009
             Attention:  Michael R. Carper, Esq.

             with a copy to:

             Jones, Day, Reavis & Pogue
             2727 N. Harwood Street
             Dallas, Texas  75201
             Telecopy No.:  (214) 969-5100
             Attention:   Kathleen R. McLaurin, Esq.

         (b) if to Parent or Merger Sub, to

             Cogent Communications Group, Inc.
             1015 31st Street, N.W.
             Washington, D.C. 20007
             Telecopy No.:  (202) 342-8269
             Attention: Robert N. Beury, Jr., Esq.

             with a copy to:

             Latham & Watkins
             555 11th Street, N.W.
             Suite 1000
             Washington, D.C.  20004-1304
             Telecopy No.:  202-637-2201
             Attention:  William P. O'Neill, Esq.

         Section 8.03 Definitions. An index of defined terms is attached hereto as Annex I. For purposes of this Agreement:

         (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks in the State of New York generally are closed for regular banking business;

         (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry;

         (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with Parent, the Company or the Surviving Corporation, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, or (ii) preventing or materially delaying the consummation of the Merger, other than any change, effect, event, occurrence or state of facts (x) relating to the economy in general (y) relating to the industries in which such party operates in general and not specifically relating to such party or, (z) relating to the Merger or any announcement thereof;

         (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

         (f) a "Subsidiary" of any person means a corporation, limited liability company, partnership or other person, more than 50% of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         Section 8.04 Interpretation. When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article or Section of, or an Annex or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement (including Annex I) shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement (including Annex I) are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

         Section 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits, Schedules and Annexes attached hereto), and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article 2, are not intended to confer upon any person other than the parties any rights or remedies.

         Section 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         Section 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 8.09 Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      ALLIED RISER COMMUNICATIONS CORPORATION

                                      By: /s/ GERALD DINSMORE
                                         ------------------------------------
                                               Name: Gerald Dinsmore
                                               Title: Chief Executive Officer
                                                      and President


                                      COGENT COMMUNICATIONS GROUP, INC.

                                      By: /s/ DAVE SCHAEFFER
                                         ------------------------------------
                                               Name: Dave Schaeffer
                                               Title:  Chief Executive Officer


                                      AUGUSTUS CAESAR MERGER SUB, INC.

                                      By: /s/ DAVE SCHAEFFER
                                         ------------------------------------
                                               Name: Dave Schaeffer
                                               Title: President

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT


                             INDEX OF DEFINED TERMS


A

Accounting Rules...................................21
Acquisition Agreement..............................28
Affiliate..........................................42
Agreement...........................................1
Applicable Period..................................27
Authorized Company Cash Expenditures...............24

B

Balance Sheet......................................12
Balance Sheet Date.................................12
Breaching Party....................................40
Business Day.......................................42

C

CERCLA.............................................17
Certificate of Merger...............................2
Certificates........................................5
Closing.............................................2
Closing Date........................................2
Code................................................1
Company.............................................1
Company Common Stock................................3
Company Disclosure Schedule........................19
Company Employees..................................32
Company Filed SEC Documents........................19
Company Material Consents..........................21
Company Permits....................................22
Company Preferred Stock............................19
Company Proxy Statement............................11
Company Restricted Stock............................7
Company SEC Documents..............................21
Company Stock Option Plans..........................7
Company Stock Options...............................7
Company Stock Plans................................19
Company Stockholder Approval.......................23
Company Stockholder Meeting........................23
Company Warrant.....................................8
Company Warrants...................................19
Confidentiality Agreement..........................31
Consents...........................................11
Controlled Group Member............................15

D

DGCL................................................2

E

Effective Time......................................2
Employee Benefit Plans.............................15
Environmental Laws.................................17
Exchange Act.......................................11
Exchange Agent......................................4
Exchange Fund.......................................4

F

Financial Statements...............................12
Form S-4...........................................11

G

GAAP...............................................12
Governmental Entity................................11

H

Houlihan Lokey.....................................23
HSR Act............................................11

K

Knowledge..........................................42

L

Liens..............................................10

M

Material Adverse Change............................42
Material Adverse Effect............................42
Merger..............................................1
Merger Consideration................................3
Merger Sub..........................................1
Multiemployer Plans................................15

N

Notes..............................................19
Notice of Superior Proposal........................28

P

Parent..............................................1
Parent Bylaws.......................................3
Parent Common Stock.................................1
Parent Disclosure Schedule..........................9
Parent Material Consents...........................11
Parent Permits.....................................13
Parent Restated Certificate.........................3
Parent Stock Options................................9
Parent Stock Plans..................................9
Parent Stockholder Approval........................18
Parent Warrants.....................................9
Parent's Accountants...............................12
Pension Plans......................................15
person.............................................43

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT


                             INDEX OF DEFINED TERMS
                                  (CONTINUED)

Post-Merger Benefits...............................32
Proprietary Right..................................16
Proprietary Rights.................................16

R

Restraints.........................................35
Reverse Stock Split.................................1

S

SEC.................................................3
Securities Act......................................3
Shares..............................................3
Subsidiary.........................................43
Superior Proposal..................................28
Surviving Corporation...............................2

T

Takeover Proposal..................................27

                                                                      EXHIBIT A


                                     FORM OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                        COGENT COMMUNICATIONS GROUP, INC.


                  PURSUANT TO SECTIONS 228, 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                 -----------------------------------------------

       (ORIGINALLY INCORPORATED UNDER THE SAME NAME ON DECEMBER 12, 2000)

               Cogent Communications Group, Inc., (the "Corporation"), a corporation organized and existing under, and by virtue, of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES HEREBY CERTIFY AS FOLLOWS:

         1. That the name of the Cogent Communications Group, Inc.

         2. That on August __, 2001 the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor.

         3. That in lieu of a meeting and vote of stockholders, consents in writing have been signed by holders of outstanding stock having not less than the minimum number of votes that is necessary to consent to this amendment and restatement, and, if required, prompt notice of such action shall be given in accordance with the provisions of Section 228 of the General Corporation Law.

         4. This Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

The text of the Corporation's certificate of incorporation is amended and restated in its entirety as follows:


                                ARTICLE 1. NAME.

         The name of the Cogent Communications Group, Inc.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT.


         The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, 19805, Delaware. The name of its registered agent at such address is the Company Corporation.

                               ARTICLE 3. PURPOSE.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                           ARTICLE 4. CAPITAL STOCK.

         A. AUTHORIZED SHARES. The total number of shares of capital stock of all classes that the Corporation will have the authority to issue is three hundred sixty-six million seven hundred seven thousand six hundred fifty-eight (366,707,658) shares, of which: (i) two hundred eleven million (211,000,000) shares, of a par value of $.001 per share, shall be of a class designated "Common Stock"; and (ii) one hundred fifty-five million seven hundred seven thousand six hundred fifty-eight (155,707,658) shares, of a par value of $.001 per share, of Preferred Stock, twenty-six million (26,000,000) of which shall be of a series designated as the "Series A Participating Convertible Preferred Stock" (the "Series A Preferred Stock"), twenty million (20,000,000) of which shall be of a series designated as the "Series B Participating Convertible Preferred Stock" (the "Series B Preferred Stock,") and one hundred nine million seven hundred seven thousand six hundred fifty-eight (109,707,658) of which shall be of a series designated as the "Series C Participating Convertible Preferred Stock" (the "Series C Preferred Stock" and together with the Series A Preferred Stock and the Series B Preferred Stock, the "Preferred Stock").

         The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

         B. PREFERRED STOCK.

               1. Voting.

               (a) Except as otherwise required by the General Corporation Law or provided in this Certificate, the shares of Preferred Stock shall be voted together with the shares of the Common Stock without distinction as to class or series at each annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, upon the following basis: each holder of a share of Preferred Stock will be entitled to one vote for each share of Common Stock such holder of Preferred Stock would receive upon conversion of such share of Preferred Stock held by such stockholder into Common Stock. Such determination shall be made with (1) respect to a meeting of the stockholders of the Corporation on the record date fixed for meeting, or (2) with respect to a written consent of the stockholders of the Corporation, on the effective date of such written consent.

               (b) Notwithstanding the provisions of Article 4.B.1(a) hereof, for so long as 40,950,000 shares of Preferred Stock are outstanding, the affirmative vote or consent of the holders of two-thirds of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, shall be required to:

                  (1) Except pursuant to (i) employee stock option and similar incentive plans approved by the Board or (ii) a conversion or exchange right set forth in this Certificate of Incorporation, designate, authorize, create, issue, sell, redeem or repurchase any class or series of equity securities or equity-backed securities of the Corporation or any Subsidiary, including without limitation, capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity (collectively, "Equity Securities");

                  (2) Subject to the provisions of Article 4.B.4 hereof, declare or pay any dividends or make any distributions of any kind with respect to any outstanding Equity Securities of the Corporation or any Subsidiary;

                  (3) Approve the merger, consolidation, dissolution or liquidation of the Corporation or any Subsidiary, or any transaction having the same effect;

                  (4) Increase or decrease the aggregate number of authorized shares of Common Stock or Preferred Stock;

                  (5) Sell all or substantially all of the assets of the Corporation, whether directly through a sale of the Corporation's interests in its Subsidiaries or other assets, or indirectly through a sale of the assets of its Subsidiaries, taken as a whole, in one transaction or any series of transactions, or approve any transaction or series of transactions having the same effect;

                  (6) Cause, directly or indirectly, a material change in the nature of the business or strategic direction of the Corporation and its Subsidiaries, taken as a whole;

                  (7) Approve the filing for bankruptcy of or any decision not to take action to prevent a filing for bankruptcy or not to oppose an involuntary filing for bankruptcy or other winding up of the Corporation or any Subsidiary; or

                  (8) Approve the establishment and maintenance of an Executive Committee of the Board of Directors or increase or decrease the number of directors composing the Board of Directors.

               (c) Notwithstanding the provisions of Article 4.B.1(a) hereof, holders of Series A Preferred Stock, voting as a class, will have the authority through the affirmative vote or consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock to elect two
(2) of the seven (7) members of the Corporation's Board of Directors.

               (d) Notwithstanding the provisions of Article 4.B.1(a) hereof, holders of Series B Preferred Stock, voting as a class, will have the authority through the affirmative vote or consent of the holders of not less than a majority of the then outstanding shares of Series B Preferred Stock to elect one
(1) of the seven (7) members of the Corporation's Board of Directors.

               (e) Notwithstanding the provisions of Article 4.B.1(a) hereof, holders of Series C Preferred Stock, voting as a class, will have the authority through the affirmative vote or consent of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock to elect one
(1) of the seven (7) members of the Corporation's Board of Directors.

               (f) Notwithstanding the provisions of Article 4.B.1(a) hereof, holders of Series A, Series B and Series C Preferred Stock, voting together as a class, will have the authority through the affirmative vote or consent of the holders of not less than a majority of the then outstanding shares of Series A, Series B and Series C Preferred Stock, to nominate one (1) of the three (3) members to be appointed to the Compensation Committee of the Corporation's Board of Directors.

               2. Preferences on Liquidation, Dissolution etc.

               (a) Liquidation Preference. Upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after payment of all amounts owing to holders of any capital stock ranking senior to the Series C Preferred Stock, the holders of outstanding shares of Series C Preferred Stock will be entitled to receive, out of the assets of the Corporation remaining after all of the Corporation's debts and liabilities have been paid or otherwise provided for, but before any payments have been made to the holders of Common Stock, Series A and Series B Preferred Stock or any other class or series of capital stock of the

Corporation ranking junior in preference to the Series C Preferred Stock, an amount equal to the amount actually paid in cash for such share of Series C Preferred Stock (the "Series C Original Purchase Price") plus interest accruing on the Series C Original Purchase Price from the issue date of the securities in respect of which the Series C Preferred Stock were issued through the date of such payment at a per annum rate of interest equal to the three month London Interbank Offered Rate, as announced on the first business day of each calendar quarter in the "Money Rates" column of the Eastern Edition of The Wall Street Journal, plus one hundred and fifty (150) basis points plus any declared and unpaid dividends, if any (as to all holders entitled thereto, the "Series C Aggregate Liquidation Preference"). If upon any such dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available to be distributed as aforesaid among the holders of the Series C Preferred Stock shall be insufficient to permit the payment in full to them of the Series C Aggregate Liquidation Preferences, then the entire assets of the Corporation so to be distributed shall be distributed ratably based upon their respective Series C Aggregate Liquidation Preferences among such holders of the Series C Preferred Stock. Upon any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, after payment of all amounts owing to holders of any capital stock ranking senior to the Series A Preferred Stock and the Series B Preferred Stock, including the Series C Preferred Stock, the holders of outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be entitled to receive, out of the assets of the Corporation remaining after all of the Corporation's debts and liabilities have been paid or otherwise provided for, but before any payments have been made to the holders of Common Stock or any other class or series of capital stock of the Corporation ranking junior in preference to the Series A Preferred Stock and the Series B Preferred Stock, an amount equal to $1.00 per share (the "Series A Original Purchase Price") in the case of the Series A Preferred Stock, and an amount equal to $4.55 per share (the "Series B Original Purchase Price") in the case of the Series B Preferred Stock, plus interest accruing on the Series A or Series B Original Purchase Price, as the case may be, from the issue date of the securities in respect of which the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, were issued through the date of such payment at a per annum rate of interest equal to the three month London Interbank Offered Rate, as announced on the first business day of each calendar quarter in the "Money Rates" column of the Eastern Edition of The Wall Street Journal, plus one hundred and fifty (150) basis points (as to all holders entitled thereto, the "Series A Aggregate Liquidation Preference" in the case of the Series A Preferred Stock and the "Series B Aggregate Liquidation Preference" in the case of the Series B Preferred Stock (the Series A and Series B Aggregate Liquidation Preferences, collectively being referred to as the "Junior Aggregate Liquidation Preferences")). If upon any such dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available to be distributed as aforesaid among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment in full to them of the Series A and Series B Aggregate Liquidation Preferences, then the entire assets of the Corporation so to be distributed shall be distributed ratably based upon their respective Junior Aggregate Liquidation Preferences among such holders of the Series A Preferred Stock and the Series B Preferred Stock.

               (b) Remaining Liquidating Distributions. After payment has been made in full to the holders of Preferred Stock of their respective Aggregate Liquidation Preferences, all remaining assets of the Corporation available for distribution shall be distributed ratably to the holders of the Preferred Stock and the holders of the Common Stock, assuming for purposes of such calculation that all outstanding shares of Preferred Stock are converted into shares of Common Stock at their then Applicable Conversion Rates (as defined in Article 4.b.3(c) below), until, with respect to the Series A, Series B and Series C Preferred Stock, such time, if ever, as the amount distributed pursuant to Article 4.B.2(a) above plus the amount distributed pursuant to the provisions of this paragraph equals, with respect to each outstanding share of Series A Preferred Stock, $3.00 (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events affecting the number of shares of Series A Preferred Stock then outstanding); with respect to each outstanding share of Series B Preferred Stock, $9.10 (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events affecting the number of shares of Series B Preferred Stock then outstanding); with respect to each outstanding share of Series C Preferred Stock, $2.40 (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events affecting the number of shares of Series C Preferred Stock then outstanding) (the "Pari Passu Distributions"). After payment in full of the Junior Aggregate Liquidation Preferences and the Pari Passu Distributions to the holders of the Series A, Series B and Series C Preferred Stock, the outstanding shares of Series A, Series B and Series C Preferred Stock shall be deemed to be redeemed and cancelled and the remaining assets and funds of the Corporation will be ratably distributed to all holders of the Common Stock.

               (c) Assets other than Cash. If assets other than cash are to be distributed to any holders of Preferred Stock or Common Stock pursuant to
Article 4.B.2 hereof, the amount received by such holders upon receipt of those assets shall be deemed to be the fair market value of such assets as determined in good faith by the Board of Directors of the Corporation in accordance with sound financial practice. If shares of stock or other securities are distributed to any holders of Preferred Stock or Common Stock pursuant to Article 4.B.2 hereof, the fair market value shall mean per share or unit of such security, at any date, the average of the daily market prices for the twenty trading business days ending on the second trading day immediately preceding the date of distribution. The market price for each such business day shall be the last sales price on such day as reported on the consolidated transaction reporting system for the principal securities exchange on which the shares of stock or other securities being distributed pursuant to Article 4.B.2 hereof is then listed or admitted to trading (or, if applicable, the last sale price reported by the National Association of Securities Dealers Automated Quotation Service ("NASDAQ") National Market System), or, if no sale takes place on such day on any such exchange or no such sale is quoted on such system, the average of the closing bid and asked prices on such day as so reported, or, if such securities are not then listed or admitted to trading on any stock exchange, the market price for each such business day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as reported by NASDAQ. If no market prices are reported, then the market price shall be the fair market value as determined in good faith by the Board of Directors. If such securities are subject to an agreement or other restriction limiting their free marketability, the loss of that marketability shall be considered by the Board of Directors in making its determination of fair market value.

               (d) Deemed Liquidations. A consolidation, merger or reorganization of the Corporation with or into any other corporation or corporations in which the stockholders of the

Corporation shall own less than a majority (calculated on an as converted basis, fully diluted) of the voting securities of the surviving corporation or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred or the sale, transfer or lease of all or substantially all of the assets of the Corporation shall be deemed a liquidation, dissolution or winding up within the meaning of this Article 4.B.2 (each, a "Deemed Liquidation"). Notwithstanding the foregoing, the holders of two-thirds of the then outstanding Preferred Stock, voting together as a single class, shall have the right to elect the benefits of the provisions of Article 4.B.3(i) in lieu of receiving payment in respect of a Deemed Liquidation of the Corporation pursuant to this Article 4.B.2 for such Preferred Stock, and such election, if made, shall be binding on all holders of Preferred Stock then outstanding. The provisions of this Article 4.B.2 shall not apply to any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation which is incorporated in the United States of America, or (3) a merger of the Corporation with or into an entity, substantially all of the outstanding equity securities (or equity-linked securities) of which are owned by then current holders of the Preferred Stock or their affiliates.

               (e) Election to Convert. Notwithstanding anything contained herein to the contrary, a holder of shares of Preferred Stock may elect to convert any or all of such shares of Preferred Stock into Common Stock at any time prior to close of business of the Company on the date prior to the day on which any liquidation preference provided for in this Article 4.B is to be paid. Any such conversion shall be at the then Applicable Conversion Rate and on the other terms and conditions set forth in Article 4.B.3 below.

               3. Conversion Rights. Conversion of the Preferred Stock into shares of Common Stock shall be subject to the following provisions:

               (a) Optional Conversion. Subject to and in compliance with the provisions of this Section Article 4.B.3, any shares of Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Article 4.B.3(b)) by the number of shares of Series A Preferred Stock being converted; the number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series B Conversion Rate" then in effect (determined as provided in Article 4.B.3(b)) by the number of shares of Series B Preferred Stock being converted; and the number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series C Conversion Rate" then in effect (determined as provided in Article 4.B.3(b)) by the number of shares of Series C Preferred Stock being converted.

               (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Original Issue Price by the "Series A Applicable Conversion Price," calculated as provided in Article 4.B.3(c). The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Original Issue Price by the "Series B Applicable Conversion Price," calculated as provided in Article 4.B.3(c). The conversion rate in effect at any time for conversion of the Series C Preferred Stock (the "Series C Conversion Rate") shall be the quotient obtained by dividing $1.20 by the "Series C Applicable Conversion Price," calculated as provided in Article 4.B.3(c).

               (c) Applicable Conversion Prices. The Series A Applicable Conversion Price shall initially be the Series A Original Issue Price (the "Series A Applicable Conversion Price"). The Series B Applicable Conversion Price shall initially be $3.505663 (the "Series B Applicable Conversion Price"). The Series C Applicable Conversion Price shall initially be the Series C Original Issue Price (the "Series C Applicable Conversion Price", and together with the Series A Applicable Conversion Price and Series B Applicable Conversion Price, the "Applicable Conversion Prices"). The initial Applicable Conversion Prices shall be adjusted from time to time in accordance with this Article 4.B.3. All references to an Applicable Conversion Price herein shall mean the Applicable Conversion Price as so adjusted.

               (d) Mechanics of Conversion. Each holder of Preferred Stock who wishes to convert the same into shares of Common Stock pursuant to this Article 4.B.3 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not available therefor, in Common Stock (at the Common Stock's fair market value as determined by the Board of Directors as of the sate of such conversion) any declared and unpaid dividends on the shares of Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares of Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

               (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of the Series C Preferred Stock is issued (the "Series C Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Applicable Conversion Price in effect immediately before that subdivision with respect to the Preferred Stock shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Series C Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Applicable Conversion Price in effect immediately before the combination with respect to the

Preferred Stock shall be proportionately increased. Any adjustment under this
Article 4.B.3(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Applicable Conversion Prices that are then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, to the price determined by, by multiplying each Applicable Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, each Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter each Applicable Conversion Price shall be adjusted pursuant to this Article 4.B.3(f) to reflect the actual payment of such dividend or distribution; and provided further, that if an adjustment has been made to any Applicable Conversion Price on the fixing of the record date for a dividend or distribution, no additional adjustment shall be made when such dividend is paid or distribution is made.

               (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Series C Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their shares of Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Article 4.B.3 with respect to the rights of the holders of such shares of Preferred Stock or with respect to such other securities by their terms; provided, however, that if such a provision has been made on the fixing of the record date for a dividend or distribution, no additional provision shall be made when such dividend is paid or distribution is made.

               (h) Adjustment for Reclassification. Exchange and Substitution. If at any time or from time to time after the Series C Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article 4.B.3), in any such event each holder of shares of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (i) Reorganizations. Mergers. Consolidations or Sales of Assets. If at any time or from time to time after the Series C Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Article 4.B.3), as a part of such capital reorganization, provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 4.B.3 with respect to the rights of the holders of Preferred Stock after the capital reorganization to the end that the provisions of this Article 4.B.3 (including adjustment of the Applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. Notwithstanding anything contained herein to the contrary, the foregoing shall not apply with respect to any Deemed Liquidation of the Corporation unless holders of two-thirds of the Preferred Stock then outstanding so elect in accordance with the provisions of Article 4.B.2(d).

               (j) Sale of Shares Below Applicable Conversion Price.

                    (1) If at any time or from time to time after the Series C Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than
          (i) pursuant to a transaction described in Articles 4.B.3(e)-(i) above for which adjustment was made as provided in the applicable Article or
          (ii) the issuance of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors, in any event for an Effective Price (as hereinafter defined) less than the then-effective Series A Applicable Conversion Price in the case of the Series A Preferred Stock or the Series C Applicable Conversion Price in the case of the Series C Preferred Stock, then and in each such case the then existing Series A Applicable Conversion Price and/or Series C Applicable Conversion Price, as the case may be, shall be reduced, as of the opening of business on the date of such issue or sale (or such deemed issuance or sale), to a price determined by multiplying the then Applicable Conversion Price for such series of Preferred Stock by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration received (as defined in subsection (j)(3)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Applicable Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock and the exercise of all outstanding rights, warrants and options to purchase Common Stock or Convertible Securities (as defined below).

                    (2) If at any time or from time to time after the Series C Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than
          (i) pursuant to a transaction described in Articles 4.B.3(e)-(i) above for which adjustment was made as provided in the applicable Article, or (ii) the issuance of Common Stock, or options or warrants to purchase Common Stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, as approved by the two-thirds (2/3rds) of the then sitting members of the Board of Directors, in any event for an Effective Price (as hereinafter defined) (I) less than the then-effective Series C Applicable Conversion Price, then and in each such case the then existing Series B Applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale (or such deemed issuance or sale), to a price determined by subtracting from the Series B Applicable Conversion Price an amount equal to the difference between the Series C Applicable Conversion Price prior to such issuance or sale (or deemed issuance or sale) and the Series C Applicable Conversion Price after such issuance or sale (or deemed issuance or sale) provided, however, that if the issuance or sale giving rise to the adjustment is a transaction in which the holders of the Series B Preferred Stock have the opportunity to purchase the Additional Shares of Common stock being issued or sold, then with respect to the holders with an opportunity to participate, the foregoing adjustment shall only be made with respect to shares of Series B Preferred Stock held by such holders that have purchased shares in such issuance or sale equal to such holder's then pro rata ownership of the Corporation (calculated on an as-converted-to-Common Stock basis)or (II) less than the then-effective Series B Applicable Conversion Price and equal to or greater than the then-effective Series C Applicable Conversion Price, then and in each such case the then existing Series B Applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale (or such deemed issuance or sale), to a price determined by multiplying the then Applicable Conversion Price for such series of Preferred Stock by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration received (as defined in subsection (j)(3)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Applicable Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding and (B) the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock and the exercise of all outstanding rights, warrants and options to purchase Common Stock or Convertible Securities (as defined below).

                    (3) For the purpose of making any adjustment required under this Article 4.B.3(j), the "Aggregate Consideration" received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (4) For the purpose of the adjustment required under this
          Article 4.B.3(j), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the effective Series A Applicable Conversion Price in the case of the Series A Preferred Stock or the Series B Applicable Conversion Price in the case of the Series B Preferred Stock or the Series C Applicable Conversion Price in the case of the Series C Preferred Stock, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No readjustment in respect of any rights, options or Convertible Securities pursuant to this Article 4.b.3(j) shall have the effect of increasing the Series A Applicable Conversion Price or the Series B Applicable Conversion Price or the Series C Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price for such series that was in effect on the original adjustment date or (ii) the Applicable Conversion Price for such series that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and the date of such readjustment for which no adjustment was made. No further adjustment of Series A Applicable Conversion Price or the Series B Applicable Conversion Price or the Series C Applicable Conversion Price, as the case may be, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, each Applicable Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Applicable Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                    (5) "Additional Shares of Common Stock" shall mean, with respect to any shares of Preferred Stock, all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this
          Article 4.B.3(j), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of any Preferred Stock, (2) up to [25,900,000] shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events) issued to employees, officers or directors of, or consultants or advisors to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors, (3) up to [11,010,641] shares of Common Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events) issued to investors in or lenders to the Corporation and (4) up to [1,382,477] shares of Series C Preferred Stock issued or issuable pursuant to options, warrants or other rights (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events) issued to investors in the Corporation.

                    (6) The "Effective Price" of Additional Shares of
          Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Article 4.B.3(j), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Article 4.B.3(j), for such Additional Shares of Common Stock.

               (k) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of an Applicable Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of a series of Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of shares of such series of Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Applicable Conversion Price for such series in effect prior to and after giving effect to such adjustment or readjustment, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of such shares of such series of Preferred Stock.

               (l) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and the material terms of such transaction, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding up.

               (m) Automatic Conversion.

                    (1) Each share of Preferred Stock shall automatically be converted into shares of Common Stock, based on the then Applicable Conversion Price, (A) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Preferred Stock, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the aggregate pre-money valuation of the Company is at least five hundred million dollars ($500,000,000); and
          (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least fifty million dollars ($50,000,000). Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Article 4.B.4.

                    (2) Upon the occurrence of an event specified in paragraph
          (1) above, the outstanding shares of Series A Preferred Stock and/or Series B Preferred Stock and/or Series C Preferred Stock, as the case may be, shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock and/or Series B Stock and/or Series C Preferred Stock, as the case may be, are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock and/or the Series B Preferred Stock and/or Series C Preferred Stock, as the case may be, the holders of Series A Preferred Stock and/or the Series B Preferred Stock and/or Series C Preferred Stock, as the case may be, shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock and/or the Series B Preferred Stock and/or Series C Preferred Stock, as the case may be. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion), or, at the option of the Corporation, both, all declared and unpaid dividends on such shares of Preferred Stock being converted, to and including the date of such conversion.

               (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

               (o) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (p) Notices. Any notice required by the provisions of this
Article 4.B.3 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having' been sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) one (1) day after deposit with a nationally recognized overnight courier, having specified next day of delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (q) Payment of Taxes. The Corporation shall pay all taxes imposed by the State of Delaware (or any other jurisdiction in which the Company is then located or conducting business) (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of any shares of Preferred Stock.

               (r) Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

               4. Dividend Rights

               (a) Holders of Series C Preferred Stock, prior and in preference to the holders of any other stock of the Company ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefore, cash dividends at the rate of eight percent (8%) of the Series C Original Purchase Price (as defined below) per annum on each outstanding share of Series C Preferred Stock (as adjusted for any stock splits, reverse stock splits, recapitalizations and similar capital events effecting the number of shares of Series C Preferred Stock then outstanding). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be non-cumulative. Any partial payment will be made among the holders of the Series C Preferred Stock ratably in proportion ot the payment each such holder is otherwise entitled to receive.

               (b) So long as any shares of Series C Preferred Stock are outstanding, the Company shall not pay or declare any dividend, whether in cash or property, or make any other distribution on the Junior Stock, or purchase, redeem or otherwise acquire for value any shares of Junior Stock until all dividends on the Series C Preferred Stock shall have been paid or declared and set apart, except for:

                    (1) acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at cost upon termination of services to the Company; or

                    (2) acquisitions of Common Stock in exercise of the
               Company's right of first refusal to repurchase such shares.

               (c) In the event dividends are paid on any share of Junior Stock, the Company shall pay an additional dividend on all outstanding shares of Series C Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Junior Stock.

               (d) The provisions of Article 4.B.4(b) and 4.B.4(c) shall not apply to a dividend payable in Common Stock.

         C. COMMON STOCK.

               1. Prior Rights of Preferred Stock. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock and any other series of preferred stock as may be issued in accordance with the provisions hereof.

               2. Voting Rights. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

               3. Dividends. Subject to the provisions of Article 4.B.1(b) hereof, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock.

               4. Increases or Decreases. Subject to the provisions of Article 4B.1, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or reserved for conversion of the outstanding Preferred Stock) by the affirmative vote of the holders of at least two-thirds (66 2/3 %) of the outstanding stock of the Corporation (voting together on an as-if converted basis).

         ARTICLE 5. COMPROMISE OR ARRANGEMENT WITH CREDITORS.

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditor, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ARTICLE 6. DIRECTORS LIABILITY; INDEMNIFICATION.

         A. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law, as the same may be amended and supplemented from time to time, indemnify and advance expenses to,
(i) its directors and officers, and (ii) any person who, at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), for actions taken in such person's capacity as such a director, officer, employee or agent, and then only to the extent such person is not indemnified for such actions by such other corporation, partnership, joint venture, trust or other enterprise; provided, however, that except with respect to proceedings to enforce rights to indemnification, the Bylaws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and condition and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         B. LIMITATION OF LIABILITY. No director of this Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 or successor provisions of the General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the General Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

         C. PROSPECTIVE AMENDMENT. Any repeal or modification of this Article 6 shall be prospective and shall not affect the rights under this Article 6 in effect at the time of the alleged occurrence of any act or Omission to act giving rise to liability or indemnification.

         Executed in the name of the Corporation by its President, who declares, affirms, acknowledges and certifies under penalties of perjury, that this is his free act and deed and the facts stated herein are true.

Dated:   August __, 2001

                                  COGENT COMMUNICATIONS GROUP, INC.


                                  /s/ David Schaeffer
                                  ---------------------------------------------
                                  David Schaeffer
                                  President

                                                                      EXHIBIT B





                                     Form of
                                     BYLAWS
                                       OF
                        COGENT COMMUNICATIONS GROUP, INC.

                                TABLE OF CONTENTS


                                                                                                                PAGE
ARTICLE I. OFFICES................................................................................................1

                    Section 1.    Registered Office...............................................................1
                    Section 2.    Other Offices...................................................................1

ARTICLE II. MEETINGS OF STOCKHOLDERS..............................................................................1

                    Section 3.    Place of Meetings...............................................................1
                    Section 4.    Annual Meeting of Stockholders..................................................1
                    Section 5.    Quorum; Adjourned Meetings and Notice Thereof...................................1
                    Section 6.    Voting..........................................................................2
                    Section 7.    Proxies.........................................................................2
                    Section 8.    Special Meetings................................................................3
                    Section 9.    Notice of Stockholders, Meetings................................................3
                    Section 10.   Maintenance and Inspection of Stockholder List..................................3
                    Section 11.   Stockholder Action by Written Consent Without a Meeting.........................4

ARTICLE III. DIRECTORS............................................................................................4

                    Section 12.   The Number of Directors.........................................................4
                    Section 13.   Vacancies.......................................................................5
                    Section 14.   Powers..........................................................................6
                    Section 15.   Place of Directors' Meetings....................................................6
                    Section 16.   Regular Meetings................................................................6
                    Section 17.   Special Meetings................................................................6
                    Section 18.   Quorum..........................................................................6
                    Section 19.   Action Without Meeting..........................................................7
                    Section 20.   Telephonic Meetings.............................................................7
                    Section 21.   Committees of Directors.........................................................7
                    Section 22.   Minutes of Committee Meetings...................................................8
                    Section 23.   Compensation of Directors.......................................................8

ARTICLE IV. INDEMNIFICATION.......................................................................................8

                    Section 24.   Power to Indemnify in Actions, Suits or Proceedings Other than
                                  Those by or in the Right of the Corporation.....................................8
                    Section 25.   Power to Indemnify in Actions, Suits or Proceedings by or in
                                  the Right of the Corporation....................................................9
                    Section 26.   Authorization of Indemnification...............................................10

                    Section 27.   Good Faith Defined.............................................................11
                    Section 28.   Indemnification by a Court.....................................................11
                    Section 29.   Expenses Payable in Advance....................................................12
                    Section 30.   Non-exclusivity of Indemnification and Advancement of Expenses.................12
                    Section 31.   Insurance......................................................................13
                    Section 32.   Certain Definitions............................................................13
                    Section 33.   Survival of Indemnification and Advancement of Expenses........................14
                    Section 34.   Limitation on Indemnification..................................................14
                    Section 35.   Indemnification of Employees and Agents........................................14

ARTICLE V. OFFICERS..............................................................................................15

                    Section 36.   Officers.......................................................................15
                    Section 37.   Election of Officers...........................................................15
                    Section 38.   Compensation of Officers.......................................................15
                    Section 39.   Term of Office; Removal and Vacancies..........................................15
                    Section 40.   Chairman of the Board..........................................................16
                    Section 41.   Chief Executive Officer........................................................16
                    Section 42.   President......................................................................16
                    Section 43.   Vice Presidents................................................................16
                    Section 44.   Secretary......................................................................16
                    Section 45.   Assistant Secretary............................................................17
                    Section 46.   Treasurer......................................................................17
                    Section 47.   Assistant Treasurer............................................................17

ARTICLE VI. CERTIFICATES OF STOCK................................................................................18

                    Section 48.   Certificates...................................................................18
                    Section 49.   Signatures on Certificates.....................................................18
                    Section 50.   Statement of Stock Rights, Preferences, Privileges.............................18
                    Section 51.   Lost Certificates..............................................................19
                    Section 52.   Transfers of Stock.............................................................19
                    Section 53.   Fixing Record Date.............................................................19
                    Section 54.   Registered Stockholders........................................................20

ARTICLE VII. GENERAL PROVISIONS..................................................................................20

                    Section 55.   Dividends......................................................................20
                    Section 56.   Payment of Dividends; Directors' Duties........................................20
                    Section 57.   Checks.........................................................................21
                    Section 58.   Fiscal Year....................................................................21
                    Section 59.   Corporate Seal.................................................................21
                    Section 60.   Manner of Giving Notice........................................................21
                    Section 61.   Waiver of Notice...............................................................21
                    Section 62.   Annual Statement...............................................................21

ARTICLE VIII. AMENDMENTS.........................................................................................22

                    Section 63.   Amendment......................................................................22

                                   ARTICLE 1.
                                     OFFICES

               Section 1. Registered Office. The registered office of Cogent Communications Group, Inc. (the "Corporation") shall be in the City of Dover, County of Kent, State of Delaware.

               Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE 2.
                            MEETINGS OF STOCKHOLDERS

               Section 3. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

               Section 4. Annual Meeting of Stockholders. The annual meeting of stockholders shall be held each year at a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

               Section 5. Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

               Section 6. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

               Section 7. Proxies. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof. All elections shall be had and all questions decided by a plurality vote.

               Section 8. Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 10% of the entire capital stock of the Corporation, issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

               Section 9. Notice of Stockholders, Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

               Section 10. Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               Section 11. Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE 3.
                                    DIRECTORS

               Section 12. The Number of Directors. The number of directors which shall constitute the whole Board shall be seven (7). Thereafter, the number of directors constituting the whole Board may be increased or decreased, from time to time, in conformity with the Certificate of Incorporation or any Stockholders Agreement (as defined below). The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 13, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the

Certificate of Incorporation, any stockholders agreement, the execution of which is approved unanimously the Board of Directors (a "Stockholders Agreement"), or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. The term of service of directors shall be for three years per term. Further the directors shall be classified into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third the total number of directors constituting the entire Board of Directors; provided that each class shall have a term of service equal to any other class, except for the initial term. The terms of the members of each class shall be concurrent, and classes of directors may be staggered to provide for continuity of membership of the Board of Directors. The initial term of Class I shall terminate on the earlier of the first anniversary of the Effective Date or the date of the next meeting of the stockholders. The initial term of Class II shall terminate on the earlier of the second anniversary of the Effective Date or the date of the next meeting of the stockholders. The initial term of Class III shall terminate on the earlier of the third anniversary of the Effective Date or the date of the next meeting of the stockholders. For the purposes of these Bylaws, the "Effective Date" shall be the effective date of the merger of the Corporation with Allied Riser Communications Corporation.

               Section 13. Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole director, provided, however, that the Board of Directors shall not take any action unless and until the any Stockholders entitled to designate nominees of the Board of Directors under any

Stockholders Agreement have been given adequate opportunity to do so. Notwithstanding anything to the contrary contained herein, the term of any Director who is also an officer of the Corporation shall terminate if he or she ceases to be an officer of the Corporation.

               Section 14. Powers. The Board of Directors shall elect and appoint management to manage the business and property of the Corporation. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

               Section 15. Place of Directors' Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

               Section 16. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

               Section 17. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on forty-eight hours' notice to each director, either personally or by mail or by facsimile; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors.

               Section 18. Quorum. At all meetings of the Board of Directors, a two-thirds majority of the then-appointed directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, by any Stockholders Agreement or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum. At any meeting, a director shall have the right to be accompanied by counsel (provided that such counsel shall agree to any confidentiality restrictions reasonably imposed by the Corporation) and an observer (to the extent such right is agreed upon in any Stockholders Agreement).

               Section 19. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

               Section 20. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

               Section 21. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall make recommendations regarding the management of the business and affairs of the Corporation.

               Section 22. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

               Section 23. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, any Stockholders Agreement or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE 4.
                                 INDEMNIFICATION

               Section 24. Power to Indemnify in Other than Actions by or in the Right of the Corporation. Subject to Section 26 of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was unlawful.

               Section 25. Power to Indemnify in Actions by or in the Right of the Corporation. Subject to Section 26 of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit or by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 26. Authorization of Indemnification. Any indemnification under this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 24 or 25 of this Article IV, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense if any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

               Section 27. Good Faith Defined. For purposes of any determination under Section 26 of this Article IV, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 27 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as director, officer, employee or agent. The provisions of this Section 27 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 24 or 25 of this Article IV, as the case may be.

               Section 28. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 26 of this Article IV, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 24 and 25 of this Article IV. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 24 or 25 of this Article IV, as the case may be. Neither a contrary determination in the specific case under Section 26 of this Article IV nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 28 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

               Section 29. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV.

               Section 30. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and the advancement of expenses provided by or granted pursuant to this Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the corporation that indemnification of persons specified in Section 24 and 25 of this Article IV shall be made to the fullest extent permitted by law. The provisions of this Article IV shall not be deemed to preclude the indemnification of any person who is not specified in Section 24 or 25 of this
Article IV but whom the Corporation has the power or obligation to indemnify under the provision of the Delaware General Corporation Law ("DGCL") or otherwise.

               Section 31. Insurance.

               The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IV.

               Section 32. Certain Definitions.

               For the purposes of this Article IV, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article IV, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer which respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

               Section 33. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized or ratified. continue as to a person who has ceased to be a director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section 34. Limitation on Indemnification. Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 28 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

               Section 35. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IV to directors and officers of the Corporation.

                                   ARTICLE 5.
                                    OFFICERS

               Section 36. Officers. The officers of this corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide.

               Section 37. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

               Section 38. Compensation of Officers. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors on the advice and consent of the Compensation Committee thereof.

               Section 39. Term of Office; Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

               Section 40. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and shall have no power or authority to manage the affairs of the corporation.

               Section 41. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the principle officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

               Section 42. President.

               The President shall be the chief operating officer of the Corporation. He shall assist the Chief Executive Officer at the Chief Executive Officer's discretion in the performance of his duties.

               Section 43. Vice Presidents. The Vice Presidents shall assist the President at the President's discretion in the performance of his duties.

               Section 44. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors.

               He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

               Section 45. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.

               Section 46. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

               Section 47. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE 6.
                              CERTIFICATES OF STOCK

               Section 48. Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation.

               Section 49. Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

               Section 50. Statement of Stock Rights, Preferences, Privileges. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

               Section 51. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

               Section 52. Transfers of Stock. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its book.

               Section 53. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               Section 54. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                   ARTICLE 7.
                               GENERAL PROVISIONS

               Section 55. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

               Section 56. Payment of Dividends; Directors' Duties. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

               Section 57. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

               Section 58. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

               Section 59. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

               Section 60. Manner of Giving Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

               Section 61. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

               Section 62. Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                   ARTICLE 8.
                                   AMENDMENTS

               Section 63. Amendment. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors or stockholders at any annual, regular or special meeting, in accordance with the Certificate of Incorporation and any Stockholders Agreement, if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

                                                                     EXHIBIT C

                              SURVIVING CORPORATION

                                CONVERSION RATIO

                                                SERIES C EQUITY PROCEEDS OR ADDITIONAL ISSUANCES ($ IN MILLION)
                           -------------------------------------------------------------------------------------------------------
                               $30.0          $50.0          $70.0          $90.0         $108.6         $130.2          $150.0
                           -------------  -------------  -------------  -------------  -------------  -------------  -------------
SURVIVING CORPORATION
   Company Shares
     Outstanding             1,931,330.6    1,909,084.1    1,892,072.0    1,878,641.4    1,845,595.5    1,828,710.5    1,815,795.7
   Parent Shares of
     Surviving Corporation  12,541,108.1   14,303,826.6   16,066,545.1   17,829,263.6   19,230,330.4   21,027,430.3   22,674,771.8
                           -------------  -------------  -------------  -------------  -------------  -------------  -------------
Fully Diluted Shares
  Outstanding               14,472,438.7   16,212,910.7   17,958,617.1   19,707,905.0   21,075,925.9   22,856,140.8   24,490,567.5
CONVERSION RATIO FOR
  COMPANY SHARES               0.0283486      0.0280221      0.0277724      0.0275752      0.0270902      0.0268423      0.0266528

Assumptions
   Parent Total Shares
     Outstanding           125,411,081.0  143,038,266.0  160,665,451.0  178,292,636.0  192,303,304.0  210,274,303.0  226,747,718.0
   Parent Reverse
     Split Ratio                1 : 10.0       1 : 10.0       1 : 10.0       1 : 10.0       1 : 10.0       1 : 10.0       1 : 10.0
   Company Shares
     Outstanding            68,127,878.0   68,127,878.0   68,127,878.0   68,127,878.0   68,127,878.0   68,127,878.0   68,127,878.0
   % Company Ownership of
     Surviving Corporation         13.34%         11.78%         10.54%          9.53%          8.76%          8.00%          7.41%


               If the gross proceeds actually received by Parent in its issuance of the Series C Preferred Stock (the "Series C Placement"), or in other issuances made in accordance with the following paragraph, are in an amount not stated in the chart above, the Conversion Ratio shall be calculated in the same manner as set forth herein to account for such different amount (provided, however, that if the amount of gross proceeds received by Parent in the Series C Placement exceeds $150,000,000 the Conversion Ratio shall not be less than 0.0266528).

               Prior to the Effective Time, Parent shall not issue or agree to issue any additional shares of capital stock of Parent or derivatives thereof
(a) for less than $1.20 per share prior to the Reverse Stock Split (on a fully diluted basis), payable in cash (or if payable other than in cash, subject to Caesar's providing to Augustus an opinion reasonably acceptable to Augustus from a nationally recognized investment banking firm that the fair market value of the consideration to be received by Caesar for such shares is at least equal to $1.20 per share), (b) on terms less favorable to the Company and its stockholders than the terms of the Series C Preferred Stock as contemplated in the Summary of Terms for Proposed Private Placement of Series C Preferred Stock dated as of August 9, 2001, and (c) which, when combined with the numbers of shares of Series C Preferred Stock issued by Parent, would result in the number of common equivalent shares of Parent to exceed 24,490,567.5 (assuming the Reverse Stock Split). Notwithstanding the above, nothing in this Exhibit C shall permit Parent to take any actions that would, individually or in the aggregate, delay the filing of the Form S-4, require any amendment or supplement, in any material respect, to the Form S-4 or a recirculation of the Company Proxy Statement.

                                                                     EXHIBIT D



                                     FORM OF

                            RULE 145 AFFILIATE LETTER


Cogent Communications Group, Inc.
1015 31st Street, N.W
Washington, D.C.  20007


Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Allied Riser Communications Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact. Pursuant to the Agreement and Plan of Merger, dated as of August 28, 2001 (the "Merger Agreement"), by and among Cogent Communications Group, Inc., a Delaware corporation ("Parent"), Augustus Caesar Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub") and the Company, Merger Sub will be merged with and into the Company (the "Merger") and the Company will be the surviving corporation (the "Surviving Corporation"). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement.

         As a result of the Merger, I will receive shares of Parent Common Stock in exchange for shares of Company Common Stock owned by me.

         I represent, warrant to and covenant with Parent that in the event I receive any Parent Common Stock as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition (including any hedge or other arrangement to reduce the undersigned's risks relating to any Parent Common Stock received by the undersigned in the Merger) of Parent Common Stock in violation of the Act or the rules and regulations thereunder.

                  B. I have carefully read this letter and discussed, to the extent I felt necessary, with my counsel or counsel for the Company applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock.

                  C. I have been advised that the issuance of Parent Common Stock to me pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that I may be deemed to have been an affiliate of the Company and the distribution by me of Parent Common Stock has not been registered under the Act, and therefore I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or disposition is made in conformity with Rule 145, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that Parent is under no obligation to register the sale, transfer or disposition of Parent Common Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available; provided, however, that Parent shall use its reasonable best efforts to meet the requirements of paragraph (c) of Rule 144 promulgated under the Act.

                  E. I also understand that stop transfer instructions will be given to Parent's transfer agent with respect to Parent Common Stock and that there will be placed on the certificates for Parent Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM SUCH REGISTRATION."

                  F. I also understand that unless the transfer by me of my Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         I also understood and agree that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. I also understand and agree that such legends and the stop orders referred to above will be removed if two years shall have elapsed from the date the undersigned acquired Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a

"no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned. For so long as this agreement is applicable and to the extent necessary to permit the undersigned to sell Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144, the Parent agrees to use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.



                                    Very truly yours,


                                    ------------------------------------------
                                    Signature


                                    ------------------------------------------
                                    Print Name



Accepted this ___ day of ___________ , 2001 by



COGENT COMMUNICATIONS GROUP, INC.


By:
   ------------------------------------------

Name:
     ----------------------------------------

Title:
      ---------------------------------------

                                                                     EXHIBIT E

                                     FORM OF

                                LOCK-UP AGREEMENT

                                                   , 2001
                        ______________________ ____


Cogent Communications Group, Inc.
1015 31st Street, N.W.
Washington, D.C.  20007

Ladies and Gentlemen:


         The undersigned, __________________________, is a holder of securities of Allied Riser Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and wishes to facilitate the merger of Augustus Caesar Merger Sub, Inc., a Delaware corporation ("Merger Sub") and wholly owned subsidiary of Cogent Communications Group, Inc., a corporation organized and existing under the laws of the State of Delaware ("Parent"), into the Company, pursuant to that certain Agreement and Plan of Merger dated as of August 28, 2001 (the "Agreement" and such merger, the "Merger"). The undersigned recognizes that the Merger will be of benefit to the undersigned. The agreements set forth in this lock-up agreement are being executed and delivered by the undersigned pursuant to Section 6.03(f) of the Agreement.

         In consideration of the foregoing and in order to induce Parent, Merger Sub and the Company to effect the Merger, the undersigned hereby agrees (such agreement, the "Lock-Up"), for the benefit of the Company and Parent, that during the period beginning the date hereof and continuing to and including the date 180 calendar days after the date (the "Effective Date") on which the Effective Time (as defined in the Agreement) occurs (the "Lock-Up Period"), the undersigned will not, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain an open "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of Parent's outstanding securities, including any securities convertible into or exercisable or exchangeable for Parent's capital stock (the "Common Stock") (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose (or publicly announce the undersigned's intention to do any of the foregoing) of, directly or indirectly, any Common Stock that the undersigned currently beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), or of which the undersigned acquires beneficial ownership during the Lock-Up Period (collectively, the "Lock-Up Shares").

         The undersigned acknowledges that agreements substantially the same as the Lock-Up are being executed and delivered by certain other holders of securities of the Company, as provided in the Agreement (such agreements, together with the Lock-Up, the "Stockholder Lock-Ups" and each, a "Stockholder Lock-Up"). The undersigned agrees that the Lock-Up is subject to the following conditions: (i) there will be no waiver of any term or condition of any Stockholder Lock-Up unless a majority of the Board of Directors of Parent shall have voted in favor of such waiver after the Effective Time of the Merger; and (ii) in the event that a waiver is obtained as to any term or condition of any Stockholder Lock-Up pursuant to (i) above, then such term or condition that has been so waived will automatically be waived for each other person or entity that executed and delivered a Stockholder Lock-Up pursuant to
Section 6.03(f) of the Agreement.

         Notwithstanding anything contained in this Agreement to the contrary, during the Lock-Up Period, the Lock-Up Shares held by the undersigned will be subject to the Lock-Up in accordance with the following schedule:

                  (1) Until 30 calendar days after (but not including) the Effective Date, 100% of such Lock-Up Shares shall be subject to the Lock-Up;

                  (2) From 31 calendar days after (but not including) the Effective Date until 60 calendar days after (but not including) the Effective Date, 84% of such Lock-Up Shares shall be subject to the Lock-Up;

                  (3) From 61 calendar days after (but not including) the Effective Date until 90 calendar days after (but not including) the Effective Date, 68% of such Lock-Up Shares shall be subject to the Lock-Up;

                  (4) From 91 calendar days after (but not including) the Effective Date until 120 calendar days after (but not including) the Effective Date, 52% of such Lock-Up Shares shall be subject to the Lock-Up;

                  (5) From 121 calendar days after (but not including) the Effective Date until 150 calendar days after (but not including) the Effective Date, 36% of such Lock-Up Shares shall be subject to the Lock-Up.

                  (6) From 151 calendar days after (but not including) the Effective Date until 180 calendar days after (but not including) the Effective Date, 20% of such Lock-Up Shares shall be subject to the Lock-Up.

         The undersigned further: (i) authorizes Parent during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions with respect to the Lock-Up Shares on the transfer books and records of Parent, provided that such transfer restrictions shall be voided in such amounts as are necessary to reflect the periodic release of Lock-Up Shares from the Lock-Up during the Lock-Up Period as contemplated by the above paragraph; and (ii) represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

                                        Very truly yours,


                                        -------------------------------------




                                       2